=============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            _______________________

                                   FORM 8-K

                            _______________________


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                         Date of Report: November 24, 1999
                (Date of earliest event reported: November 3, 1999)

                        GROUP MAINTENANCE AMERICA CORP.
            (Exact name of registrant as specified in its charter)


           Texas                    1-13565             76-0535259
      (State or other             (Commission        (I.R.S. Employer
jurisdiction of incorporation)    File Number)       Identification No.)



        8 Greenway Plaza, Suite 1500
           Houston, Texas                             77046
(Address of principal executive offices)            (Zip Code)


       Registrant's Telephone Number, Including Area Code: (713) 860-0100


================================================================================

Item 5.  Other Events

Group Maintenance America Corp., a Texas corporation (the "Company"), announced that it had entered into an Agreement and Plan of Merger, dated November 2, 1999 (the "Merger Agreement"), with Building One Services Corporation ("Building One"). Under the terms of the Merger Agreement, Building One will be merged with and into the Company (the "Merger").

Item 7.  Financial Statements and Exhibits.

         (a)  Financial Statements of businesses acquired.

         The following financial statements of Building One are included herein:

          1) Consolidated Financial Statements - December 31, 1998 Report of Independent Accountants
              Independent Auditors' Report
              Independent Auditors' Report
              Consolidated Balance Sheet
              Consolidated Statement of Operations
              Consolidated Statement of Stockholders' Equity
              Consolidated Statement of Cash Flows
              Notes to Consolidated Financial Statements

          2) Consolidated Financial Statements - September 30, 1999 (Unaudited) Consolidated Balance Sheet
              Consolidated Statement of Operations
              Consolidated Statement of Stockholders' Equity and Comprehensive
                Income
              Consolidated Statement of Cash Flows
              Notes to Consolidated Financial Statements

          (b)  Pro forma financial information.

          The following pro forma financial statements of the Company, reflecting the Merger with Building One are included herein:

          1)   Combined Company Pro Forma Financial Statements
               Introduction to Unaudited Pro Forma Financial Statements Unaudited Pro Forma Balance Sheet
               Unaudited Pro Forma Statement of Operations
               Notes to Unaudited Pro Forma Financial Statements

          2)   Group Maintenance America Corporation Pro Forma Financial
                 Statements
               Introduction to Unaudited Pro Forma Financial Statements Unaudited Pro Forma Balance Sheet
               Unaudited Pro Forma Statement of Operations
               Notes to Unaudited Pro Forma Financial Statements

          3) Building One Services Corporation Pro Forma Financial Statements Introduction to Unaudited Pro Forma Financial Statements Unaudited Pro Forma Balance Sheet
               Unaudited Pro Forma Statement of Operations
               Notes to Unaudited Pro Forma Financial Statements

          (c)  Exhibits.

          The following exhibits are filed in connection with this report.

          23.1  Consent of PricewaterhouseCoopers LLP

          23.2  Consent of Fraizer & Deeter, LLC

          23.3  Consent of Schenck & Associates SC

                       REPORT OF INDEPENDENT ACCOUNTANTS

   To the Board of Directors and Stockholders of Building One Services Corporation

     In our opinion, based upon our audits and the reports of other auditors, the accompanying consolidated balance sheet and the related consolidated statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Building One Services Corporation and its subsidiaries at December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of certain wholly-owned subsidiaries, which statements reflect total assets of $4.0 million at December 31, 1997 and total revenues of $28.5 million and $11.1 million for the years ended December 31, 1997 and 1996, respectively. Those statements were audited by other auditors whose reports thereon have been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for those wholly-owned subsidiaries, is based solely on the reports of the other auditors. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

Minneapolis, Minnesota
February 12, 1999, except for
Note 3, which is as of
March 23, 1999

                         INDEPENDENT AUDITORS' REPORT

   To the Board of Directors and Stockholders
   Perimeter Maintenance Corporation
   Atlanta, Georgia

     We have audited the balance sheet of Perimeter Maintenance Corporation (an S Corporation) as of December 31, 1997 (not presented separately herein), and the related statements of operations, retained earnings, and cash flows for the year ended December 31, 1997 (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Perimeter Maintenance Corporation as of December 31, 1997, and the results of its operations and its cash flows for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          /s/ Frazier & Deeter, LLC
                                          ---------------------
                                          Frazier & Deeter, LLC

   Atlanta, Georgia
   February 19, 1998

                         INDEPENDENT AUDITOR'S REPORT

   To the Members
   Crest International, LLC
   Green Bay, Wisconsin

     We have audited the balance sheet of Crest International, LLC (a Wisconsin limited liability company) as of December 31, 1997 (not presented separately herein), and the related statements of income, accumulated deficit and cash flows for the years ended December 31, 1997 and 1996 (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Crest
International, LLC as of December 31, 1997, and the results of its operations and cash flows for the years ended December 31, 1997 and 1996, in conformity with generally accepted accounting principles.

                                       /s/ Shinners, Hucovski and Company, S.C.
                                       ----------------------------------------
                                       Shinners, Hucovski and Company, S.C.

   Green Bay, Wisconsin
   February 17, 1998

                       BUILDING ONE SERVICES CORPORATION

                           CONSOLIDATED BALANCE SHEET
                             (Dollars in thousands)

                                                              December 31,
                                                           --------------------
                                                              1998       1997
                                                           ----------  --------
                          ASSETS
Current assets:
 Cash and cash equivalents................................ $  213,096  $528,972
 Marketable securities....................................      2,697       --
 Accounts receivable, less allowance for doubtful accounts
  of $1,991 and $104, respectively........................    246,623     5,193
 Costs and estimated earnings in excess of billings on
  uncompleted contracts...................................     25,441       --
 Prepaid expenses and other current assets................     14,411     2,065
                                                           ----------  --------
  Total current assets....................................    502,268   536,230
Property and equipment, net...............................     38,967     2,593
Intangible assets, net....................................    496,381       152
Other assets..............................................      6,306       184
                                                           ----------  --------
  Total assets............................................ $1,043,922  $539,159
                                                           ==========  ========
           LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Short-term debt.......................................... $    2,167  $  1,553
 Accounts payable.........................................     75,029     1,800
 Billings in excess of costs and estimated earnings on
  uncompleted contracts...................................     58,773       --
 Accrued compensation.....................................     27,737     2,237
 Income taxes payable.....................................      6,125       298
 Accrued liabilities--other...............................     25,047     2,107
                                                           ----------  --------
  Total current liabilities...............................    194,878     7,995
Long-term debt............................................      3,287     1,679
Other liabilities.........................................      8,220         5
                                                           ----------  --------
  Total liabilities.......................................    206,385     9,679
                                                           ----------  --------
Commitments and contingencies
Stockholders' equity:
 Common Stock, $.001 par value, 250,000,000 shares
  authorized, 45,258,946 and 31,440,724 shares
  outstanding, respectively...............................         45        31
 Convertible Non-Voting Common Stock, $.001 par, 500,000
  shares authorized, issued and outstanding at December
  31, 1997................................................        --          1
 Additional paid-in capital...............................    832,514   529,441
 Treasury stock...........................................    (41,832)      --
 Retained earnings........................................     47,255         7
 Accumulated other comprehensive income (loss)............       (445)      --
                                                           ----------  --------
  Total stockholders' equity..............................    837,537   529,480
                                                           ----------  --------
  Total liabilities and stockholders' equity.............. $1,043,922  $539,159
                                                           ==========  ========

   The accompanying notes are an integral part of these financial statements.

                       BUILDING ONE SERVICES CORPORATION

                      CONSOLIDATED STATEMENT OF OPERATIONS
                 (Dollars in thousands, except per share data)

                                               For the Years Ended December
                                                           31,
                                              --------------------------------
                                                 1998       1997       1996
                                              ----------  ---------  ---------
Revenues..................................... $  809,601  $  70,101  $  63,202
Cost of revenues.............................    636,225     58,857     53,664
                                              ----------  ---------  ---------
  Gross profit...............................    173,376     11,244      9,538
Selling, general and administrative
 expenses....................................     99,771     11,776      8,803
Goodwill amortization........................      7,653         --         --
Non-recurring acquisition costs..............        768         --         --
                                              ----------  ---------  ---------
  Operating income (loss)....................     65,184       (532)       735
Other (income) expense:
  Interest income............................    (19,373)    (2,056)        --
  Interest expense...........................      1,054        208        224
  Other, net.................................        (80)      (221)        83
                                              ----------  ---------  ---------
Income before taxes..........................     83,583      1,537        428
Provision for income taxes...................     36,120         94         13
                                              ----------  ---------  ---------
Net income................................... $   47,463  $   1,443  $     415
                                              ==========  =========  =========
Net income per share--Basic.................. $     1.19  $    0.25  $    0.32
                                              ==========  =========  =========
Net income per share--Diluted................ $     1.16  $    0.25  $    0.30
                                              ==========  =========  =========
Weighted average shares outstanding--Basic... 39,908,364  5,683,464  1,290,724
                                              ==========  =========  =========
Weighted average shares outstanding--
 Diluted..................................... 40,928,452  5,865,550  1,405,840
                                              ==========  =========  =========


   The accompanying notes are an integral part of these financial statements.

                       BUILDING ONE SERVICES CORPORATION

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                             (Dollars in thousands)



                              Non-Voting Common
                       Common Stock           Stock                                       Accumulated
                    ------------------- ------------------ Additional                        Other         Total         Total
                      Shares              Shares            Paid-in-  Treasury  Retained Comprehensive Stockholders' Comprehensive
                    Outstanding  Amount Outstanding Amount  Capital    Stock    Earnings     Loss         Equity        Income
                    -----------  ------ ----------- ------ ---------- --------  -------- ------------- ------------- -------------
Balance, December
 31, 1995.........   1,238,444    $ 1                       $  1,199  $         $            $           $  1,200
 Transactions of
  Pooled
  Companies:
  Distributions
   paid...........                                              (140)                                        (140)
  Common stock
   issued.........      52,280                                   103                                          103
 Net income.......                                               415                                          415       $   415
                                                                                                                        -------
 Total
  comprehensive
  income..........                                                                                                      $   415
                    ----------    ---    --------    ----   --------  --------  -------      -----       --------       =======
Balance, December
 31, 1996.........   1,290,724      1                          1,577                                        1,578
 Transactions of
  Pooled
  Companies:
  Distributions
   paid...........                                              (831)                                        (831)
 Capital
  contribution....   2,300,000      2                            124                                          126
 Common stock
  issued..........  27,850,000     28     500,000       1    527,135                                      527,164
 Net income.......                                             1,436                  7                     1,443       $ 1,443
                                                                                                                        -------
 Total
  comprehensive
  income..........                                                                                                      $ 1,443
                    ----------    ---    --------    ----   --------  --------  -------      -----       --------       =======
Balance, December
 31, 1997.........  31,440,724     31     500,000       1    529,441                  7                   529,480
 Transactions of
  Pooled
  Companies:
  Distributions
   paid...........                                              (628)                                        (628)
  Stock issued
   upon exercise
   of options.....     123,046                                   216                                          216
 Issuance of
  common stock for
  acquisitions....  16,144,711     16                        302,855                                      302,871
 Stock issued
  under employee
  stock purchase
  plan............      40,465                                   415                                          415
 Purchase of
  treasury stock..  (2,990,000)    (3)                                 (41,832)                           (41,835)
 Unrealized loss
  on marketable
  securities --
  net of tax......                                                                            (445)          (445)      $  (445)
 Conversion of
  non-voting
  common stock....     500,000      1    (500,000)     (1)
 Net income.......                                               215             47,248                    47,463        47,463
                                                                                                                        -------
 Total
  comprehensive
  income..........                                                                                                      $47,018
                    ----------    ---    --------    ----   --------  --------  -------      -----       --------       =======
Balance, December
 31, 1998 ........  45,258,946    $45         --     $--    $832,514  $(41,832) $47,255      $(445)      $837,537
                    ==========    ===    ========    ====   ========  ========  =======      =====       ========

   The accompanying notes are an integral part of these financial statements.

                       BUILDING ONE SERVICES CORPORATION

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                             (Dollars in thousands)

                                             For the Years Ended December 31,
                                             ------------------------------------
                                                1998         1997        1996
                                             -----------  -----------  ----------
Cash flows from operating activities:
  Net income...............................  $    47,463  $     1,443  $    415
  Adjustments to reconcile net income to
   net cash provided by
  operating activities:
    Depreciation and amortization..........       13,242          945       926
    Gain (loss) on sale of equipment.......           37          (52)        1
    Changes in operating assets and
     liabilities:
      Accounts receivable..................      (38,035)         (36)     (511)
      Costs and estimated earnings in
       excess of billings..................        3,200           --        --
      Prepaid expenses and other current
       assets..............................       (2,721)      (1,319)      (27)
      Billings in excess of costs and
       estimated earnings..................        2,049           --        --
      Accounts payable.....................        1,193         (505)      486
      Accrued liabilities..................        7,044        2,254        69
    Changes in other assets................       (1,398)           3        39
                                             -----------  -----------  --------
        Net cash provided by operating
         activities........................       32,074        2,733     1,398
                                             -----------  -----------  --------
Cash flows from investing activities:
  Cash paid for acquisitions, net of cash
   acquired................................     (231,602)          --        --
  Purchases of property and equipment......      (11,289)        (699)     (703)
  Proceeds on sale of equipment............          790          387        18
  Other....................................         (218)          (7)       (6)
                                             -----------  -----------  --------
        Net cash used in investing
         activities........................     (242,319)        (319)     (691)
                                             -----------  -----------  --------
Cash flows from financing activities:
  Proceeds from initial public offering,
   net.....................................           --      527,164        --
  Proceeds from issuance of common stock...           --           --       103
  Net proceeds (payments) on short-term
   debt....................................      (38,783)         145      (140)
  Payments on long-term debt...............      (28,535)        (349)     (830)
  Proceeds on long-term debt...............        3,519           --       398
  Payment of dividends.....................         (628)        (831)     (140)
  Purchase of treasury stock...............      (41,835)          --        --
  Proceeds from issuance of stock options
   exercised...............................          216           --        --
  Proceeds from issuance of stock under
   employee stock purchase plan............          415           --        --
  Contributions by founding stockholder....           --          126        --
                                             -----------  -----------  --------
        Net cash provided by (used in)
         financing activities..............     (105,631)     526,255      (609)
                                             -----------  -----------  --------
Net increase in cash and cash equivalents..     (315,876)     528,669        98
Cash and cash equivalents, beginning of
 period....................................      528,972          303       205
                                             -----------  -----------  --------
Cash and cash equivalents, end of period...  $   213,096  $   528,972  $    303
                                             ===========  ===========  ========
Supplemental cash flow information:
  Cash paid for interest...................  $       882  $       290  $    357
  Cash paid for income taxes...............       34,395           --        --

                       BUILDING ONE SERVICES CORPORATION

                             (Dollars in thousands)

     The Company issued common stock and cash in connection with certain business combinations during the year ended December 31, 1998. The fair values of the assets acquired and liabilities assumed at the dates of acquisition are as follows:

Accounts receivable................................................... $202,515
Inventories...........................................................    2,626
Costs and earnings in excess of billings..............................   31,085
Prepaid expenses and other current assets.............................   12,248
Property and equipment................................................   33,080
Intangible assets.....................................................  502,470
Other assets..........................................................    7,745
Short-term debt.......................................................  (29,594)
Accounts payable......................................................  (72,805)
Accrued liabilities...................................................  (49,020)
Billings in excess of costs and estimated earnings....................  (56,912)
Long-term debt........................................................  (41,287)
Other long-term liabilities...........................................   (7,678)
                                                                       --------
    Net assets acquired............................................... $534,473
                                                                       ========
These acquisitions were funded as follows:
  Common stock, 16,144,711 shares..................................... $302,871
  Cash, net of cash acquired..........................................  231,602
                                                                       --------
                                                                       $534,473
                                                                       ========


    The following notes are an integral part of these financial statements.

                       BUILDING ONE SERVICES CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (Dollars in thousands, except per share data)

   NOTE 1--BUSINESS AND ORGANIZATION

     Building One Services Corporation ("Building One" or the "Company") is consolidating the facilities services industry with the intent to become a national single-source provider of facilities services. Currently the Company provides electrical installation and maintenance services, mechanical installation and maintenance services and janitorial and maintenance management services throughout the United States.

     The Company was incorporated in September 1997 under the name of Consolidation Capital Corporation and completed an initial public offering ("IPO") of its Common Stock in December 1997, selling 27,850,000 shares of Common Stock and 500,000 shares of Convertible Non-Voting Common Stock and raising net proceeds of approximately $527,000. During 1998, the Company changed its name to Building One Services Corporation.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation

     The accompanying consolidated financial statements and related notes to consolidated financial statements include the accounts of Building One, and the companies acquired in business combinations accounted for under the purchase method (the "Purchased Companies") from their respective acquisition dates and give retroactive effect to the results of the companies acquired in business combinations accounted for under the pooling-of-interests method (the "Pooled Companies") for all periods presented.

 Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and its majority owned subsidiaries. All significant intercompany transactions and accounts are eliminated in consolidation.

 Use of Estimates

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Revenue Recognition

     The Company utilizes the percentage-of-completion method of accounting for the recognition of revenues and costs of all significant installation contracts. Revenues are recognized according to the ratio of costs incurred to estimated total contract costs. Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation costs. Selling and administrative expenses are expensed as incurred. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Maintenance and other service revenues are recognized as the services are performed.

 Non-Recurring Acquisition Costs

     Non-recurring acquisition costs consist of costs incurred in conjunction with the business combinations accounted for under the pooling-of-interests method. These costs include legal and accounting fees, broker fees and other costs directly attributable to the business combination.

                       BUILDING ONE SERVICES CORPORATION

                 (Dollars in thousands, except per share data)


 Cash and Cash Equivalents

     The Company considers temporary cash investments with original maturities of three months or less from the date of purchase to be cash equivalents.

 Concentration of Credit Risk

     Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of temporary cash investments and trade accounts receivable. The Company's temporary cash investments consist of readily marketable, investment grade financial instruments of a nature which should reduce risk of loss. Concentration of credit risk with respect to trade receivables results from these amounts generally not being collateralized. However, the Company is entitled to payment for work performed and often has certain lien rights in that work. Additionally, management continually monitors the financial condition of its customers to reduce risk of loss.

 Fair Value of Financial Instruments

     The carrying amounts of the Company's cash and cash equivalents, accounts receivable, accounts payable and debt approximate fair value. The Company's cash equivalents are comprised of readily marketable, interest-bearing, investment grade securities.

 Marketable Securities

     Marketable securities consist of investments in equity securities and are classified as available for sale. The unrealized gains and losses, net of applicable income taxes, are reported as an increase or decrease to stockholders' equity. Realized gains and losses are included in other income. The cost of securities sold is based on the specific identification method.

 Property and Equipment

     Property and equipment are stated at cost and depreciation is computed using the straight-line method over the estimated useful lives of the assets ranging from three to seven years for equipment, vehicles, and furniture and fixtures and 30 years for buildings. Leasehold improvements and capital leases are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset.

     The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment is recognized to the extent that the sum of undiscounted estimated future cash flows expected to result from use of the assets is less than the carrying value. No impairment has been recognized through December 31, 1998.

 Intangible Assets

     Intangible assets consist primarily of goodwill, which represents the excess of cost over the fair value of assets acquired in business combinations accounted for under the purchase method. Goodwill is being amortized on a straight-line basis over 40 years which is the estimated period benefited. The recoverability of the unamortized balance of goodwill is assessed on an ongoing basis by comparing anticipated undiscounted future cash flows from operations to net book value. If at such time these assessments indicate that the future undiscounted cash flows from operations are not sufficient to recover the net book value, the goodwill balance is adjusted to its fair value. No such adjustments have been recognized through December 31, 1998.

 Income Taxes

     Income taxes have been computed utilizing the asset and liability approach which requires the recognition of deferred tax assets and liabilities for the tax consequences of temporary differences by applying enacted

                       BUILDING ONE SERVICES CORPORATION

                 (Dollars in thousands, except per share data)

   statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Certain companies acquired in pooling-of-interests transactions elected to be taxed as subchapter S corporations and, accordingly, no federal income taxes were recorded by those companies for periods prior to their acquisition by Building One.

 Stock-Based Compensation

     Building One measures compensation expense for its stock-based employee compensation plans and warrants granted to employees using the intrinsic value method and has provided in Note 14 the pro forma disclosures of the effect on reported net income (loss) and net income (loss) per share as if the fair value-based method had been applied in measuring compensation expense.

 Net Income Per Share

     Basic net income per share is determined by dividing net income by the weighted average number of common shares outstanding during the periods. Diluted net income per share reflects the potential dilution that could occur if securities and other contracts to issue common stock were exercised or converted into common stock at the beginning of the period.

 Segment Data

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 establishes standards for reporting information about operating segments in annual and interim financial statements. Operating segments are determined consistent with the way management organizes and evaluates financial information internally for making decisions and assessing performance. It also requires related disclosures about products, geographic areas, and major customers. The Company adopted SFAS No. 131 for the year ended December 31, 1998.

 Comprehensive Income

     Other comprehensive income refers to revenues, expenses, gains and losses that under generally accepted accounting principles are included in comprehensive income but are excluded from net income as these amounts are recorded directly as an adjustment to stockholders' equity. Building One's other comprehensive income is attributed to adjustments related to marketable securities available for sale. The amount included in 1998 other comprehensive income represents an adjustment for unrealized losses on these marketable securities totaling $742 ($445 after tax).

 Reclassifications

     Certain prior year amounts have been reclassified to conform to the 1998 presentation.

NOTE 3--TENDER OFFER PLAN

     On February 7, 1999, the Company's Board of Directors approved a plan to purchase 24,365,891 shares of its outstanding Common Stock at $25.00 per share for cash. On March 23, 1999, the Company announced that it is modifying the tender offer to repurchase 25,500,000 shares and reduce the price to $22.50 per share (the "Tender Offer"). The Tender Offer replaces the recapitalization plan announced by the Company on December 23, 1998 (the "Recapitalization Plan") under which the Company had intended to, among other things, repurchase approximately 34.5 million shares of the Company's Common Stock. The Company plans to finance the Tender Offer through the use of the Company's cash, the planned issuance of $200,000 of senior

                       BUILDING ONE SERVICES CORPORATION

                 (Dollars in thousands, except per share data)

subordinated notes, the investment of $100,000 in exchange for convertible subordinated notes by Boss Investment LLC, an affiliate of Apollo Management, L.P. and borrowings under a new credit facility.

     As a result of the announcement of the Recapitalization Plan and as required by generally accepted accounting principles, the Company has restated its consolidated financial statements for all periods to account for two acquisitions originally accounted for under the pooling of interests method of accounting to the purchase method of accounting. Additionally, the restatement of these two business combinations as purchase transactions gave rise to approximately $51,000 of goodwill.

     One of the Company's directors is President and a principal stockholder of Friedman, Billings, Ramsey Group, Inc. ("FBR"). In connection with the aforementioned transactions, FBR acted as a financial advisor to the Company and received a fee of $500. Additionally, FBR will receive a fee of up to $2,100, contingent upon the completion of the Tender Offer.

NOTE 4--BUSINESS COMBINATIONS

 Pooling-of-Interests Method

     During 1998, the Company issued 1,405,840 shares of Common Stock to acquire three companies in business combinations accounted for under the pooling-of-interests method. The Company's consolidated financial statements give retroactive effect to the acquisitions of the Pooled Companies for all periods presented.

     The following presents the separate results, in each of the periods presented, of Building One (excluding the results of Pooled Companies prior to the dates on which they were acquired), and the Pooled Companies up to the dates on which they were acquired:

                                                    Building  Pooled
                                                      One    Companies Combined
                                                    -------- --------- --------
For the year ended December 31, 1998
  Revenues......................................... $782,878  $26,723  $809,601
  Net income....................................... $ 47,248  $   215  $ 47,463
For the year ended December 31, 1997
  Revenues......................................... $    --   $70,101  $ 70,101
  Net income....................................... $      7  $ 1,436  $  1,443
For the year ended December 31, 1996
  Revenues......................................... $    --   $63,202  $ 63,202
  Net income....................................... $    --   $   415  $    415

 Purchase Method

     During the year ended December 31, 1998, the Company completed 26 business combinations that were accounted for under the purchase method of accounting. The consolidated financial statements and related notes to consolidated financial statements include the results of these acquired entities from their respective dates of acquisition. The aggregate consideration paid for these acquisitions consisted of 16,144,711 shares of the Company's Common Stock, 403,389 options assumed at an exercise price below fair market value, $259,021 in cash and the assumption of approximately $33,847 in debt which was paid at closing. These amounts do not include contingent consideration of up to approximately $135,945 in cash and in shares of Common Stock of the Company based upon the performance of the various acquisitions through 2001. The Company will record such contingent consideration as additional purchase price when earned.

                       BUILDING ONE SERVICES CORPORATION

                 (Dollars in thousands, except per share data)


     The total purchase price was allocated to the fair value of the net assets acquired resulting in goodwill of approximately $502,470. Allocation of purchase price to the assets acquired and liabilities assumed has been initially assigned and recorded based on preliminary estimates of fair value and may be revised as additional information becomes available. However, the Company does not expect any significant adjustments to the purchase price allocations or amount of goodwill at December 31, 1998. For purposes of computing the estimated purchase price for accounting purposes the value of the shares on certain acquisitions was determined in consideration of restrictions on the sale and transferability of the shares issued. The shares generally will be subject to the following restrictions on resale: up to one-third of the shares may be resold twelve months after their date of acquisition, the first one-third and an additional one-third may be resold beginning eighteen months after their date of acquisition and the first two-thirds and the remaining one-third may be resold beginning twenty-four months after their date of acquisition.

     The following presents the unaudited pro forma results of operations of the Company for the years ended December 31, 1998 and 1997, respectively, as if all of the Purchased Companies had been acquired as of January 1, 1997. The pro forma results of operations reflect certain pro forma adjustments primarily related to goodwill amortization and compensation adjustments for shareholders.

                                                           For the Year Ended
                                                              December 31,
                                                          ---------------------
                                                             1998       1997
                                                          ---------- ----------
                                                               (unaudited)
  Revenues............................................... $1,312,264 $1,144,457
  Net income............................................. $   64,396 $   39,185
  Net income per share-basic............................. $     1.34 $     1.09
  Net income per share-diluted........................... $     1.31 $     1.08

     The pro forma results of operations are prepared for comparative purposes only and do not necessarily reflect the results that would have occurred had the acquisitions occurred as of January 1, 1997 or the results that may occur in the future.

NOTE 5--DETAIL OF ALLOWANCE FOR DOUBTFUL ACCOUNTS

     The following is a rollforward of activity within the allowance for doubtful accounts:

                                                               For the Year
                                                              Ended December
                                                                   31,
                                                             ------------------
                                                              1998   1997  1996
                                                             ------  ----  ----
  Balance at beginning of period............................ $  104  $136  $120
  Allowance amounts of acquired companies...................  1,680   --    --
  Additions to costs and expenses...........................    732     5    16
  Write-offs................................................   (525)  (37)  --
                                                             ------  ----  ----
  Balance at end of period.................................. $1,991  $104  $136
                                                             ======  ====  ====

                       BUILDING ONE SERVICES CORPORATION

                 (Dollars in thousands, except per share data)


NOTE 6--COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

                                                                   December 31,
                                                                       1998
                                                                   ------------
  Costs incurred on uncompleted contracts.........................  $  842,203
  Estimated earnings..............................................     156,546
                                                                    ----------
                                                                       998,749
  Less: Billings to date..........................................  (1,032,081)
                                                                    ----------
                                                                    $  (33,332)
                                                                    ==========

     Included in the accompanying balance sheet under the following captions:

                                                                   December 31,
                                                                       1998
                                                                   ------------
  Costs and estimated earnings in excess of billings on
   uncompleted contracts..........................................  $   25,441
  Billings in excess of costs and estimated earnings on
   uncompleted contracts..........................................     (58,773)
                                                                    ----------
                                                                    $  (33,332)
                                                                    ==========

NOTE 7--PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                                December 31,
                                                               ----------------
                                                                 1998     1997
                                                               --------  ------
  Equipment................................................... $ 15,645  $3,160
  Office furniture and equipment..............................   10,146   1,029
  Autos and trucks............................................   10,464     593
  Buildings and improvements..................................    9,126   1,107
  Land........................................................    1,259      53
                                                               --------  ------
                                                                 46,640   5,942
  Less: Accumulated depreciation..............................   (7,673) (3,349)
                                                               --------  ------
                                                               $ 38,967  $2,593
                                                               ========  ======

     Depreciation expense for years 1998, 1997 and 1996 was $5,522, $1,284 and $1,268, respectively.

NOTE 8--INTANGIBLE ASSETS

     Intangible assets consist of the following:

                                                                December 31,
                                                               ----------------
                                                                 1998     1997
                                                               --------  ------
  Goodwill.................................................... $502,470  $  151
  Non-compete agreements......................................    1,046     835
  Other.......................................................      585      64
                                                               --------  ------
                                                                504,101   1,050
  Less: Accumulated amortization..............................   (7,720)   (898)
                                                               --------  ------
    Net intangible assets..................................... $496,381  $  152
                                                               ========  ======

                       BUILDING ONE SERVICES CORPORATION

                 (Dollars in thousands, except per share data)


     Amortization expense for years 1998, 1997 and 1996 was $7,720, $141 and $177, respectively.

NOTE 9--CREDIT FACILITIES

  Short-Term Debt

     Short-term debt consists of the following:

                                                                December 31,
                                                                --------------
                                                                 1998    1997
                                                                ------  ------
  Credit facilities with banks, interest ranging from prime to
   prime plus 1% (average rate of 8% at December 31, 1998)..... $   61  $1,133
  Payable to Pooled Company stockholder........................    --      151
  Current maturities of long-term debt.........................  2,106     269
                                                                ------  ------
    Total short-term debt...................................... $2,167  $1,553
                                                                ======  ======

  Long-Term Debt

     Long-term debt consists of the following:

                                                                December 31,
                                                                --------------
                                                                 1998    1997
                                                                ------  ------
  Notes payable to banks with average interest rates ranging from 7.0% - 9.5%............................................ $2,549  $1,112
  Notes payable, interest rates ranging from 7.0% - 10.0%
   secured by certain assets of the Company....................  2,234     768
  Capital lease obligations....................................    552      46
  Other........................................................     58      22
                                                                ------  ------
                                                                 5,393   1,948
  Less: Current portion........................................ (2,106)   (269)
                                                                ------  ------
  Total long-term debt......................................... $3,287  $1,679
                                                                ======  ======

  Maturities of Long-Term Debt

     Maturities of long-term debt, including capital lease obligations, are as follows:

      1999............................................................... $2,106
      2000...............................................................  1,800
      2001...............................................................    888
      2002...............................................................    357
      2003...............................................................    131
      Thereafter.........................................................    111
                                                                          ------
                                                                          $5,393
                                                                          ======

                       BUILDING ONE SERVICES CORPORATION

                 (Dollars in thousands, except per share data)


NOTE 10--INCOME TAXES

     The components of income tax expense are comprised as follows:

                                                            For the Year Ended
                                                               December 31,
                                                           ----------------------
                                                             1998    1997  1996
                                                           --------  ------------
  Income taxes currently payable:
   Federal................................................ $ 31,388  $  83 $  5
   State..................................................    5,144     11    2
                                                           --------  ----- ----
                                                           $ 36,532  $  94 $  7
                                                           --------  ----- ----
  Deferred income taxes:
   Federal................................................     (360)   --     4
   State..................................................      (52)   --     2
                                                           --------  ----- ----
                                                               (412)   --     6
                                                           --------  ----- ----
  Total tax expense....................................... $ 36,120  $  94 $ 13
                                                           ========  ===== ====

     The deferred tax assets and liabilities reflected on the balance sheet relate primarily to the following:

                                                                    December
                                                                       31,
                                                                   ------------
                                                                    1998   1997
                                                                   ------  ----
  Deferred tax assets (liabilities):
   Reserves and accrued liabilities............................... $3,755  $219
   Cash to accrual conversion.....................................   (675)
   Property and equipment.........................................   (234)
   Other..........................................................   (661)
   Deferred gain on marketable securities.........................   (945)
                                                                   ------  ----
  Net deferred tax asset.......................................... $1,240  $219
                                                                   ======  ====

     The Company's effective income tax rate varied from the U.S. federal statutory tax rate as follows:

                                                             For the Year
                                                            Ended December
                                                                 31,
                                                           ------------------
                                                           1998  1997   1996
                                                           ----  -----  -----
U.S. federal statutory rate............................... 35.0%  34.0%  34.0%
State income taxes, net of federal tax benefit............  3.6    0.6    1.0
Nondeductible goodwill amortization.......................  3.4
Subchapter S corporation income not subject to corporate
 level taxation...........................................  (.1) (30.8) (28.8)
Other.....................................................  1.3    2.3   (3.2)
                                                           ----  -----  -----
Effective income tax rate................................. 43.2%   6.1%   3.0%
                                                           ====  =====  =====

     Certain of the Pooled Companies were organized as subchapter S corporations prior to being acquired by the Company and, as a result, the federal tax on their income was the responsibility of their individual stockholders. Accordingly, the Pooled Companies provided no federal income tax expense prior to these acquisitions by the Company. The following unaudited pro forma income tax information is presented as if the Pooled Companies had been subject to applicable federal and state income taxes for 1997 and 1996:

                       BUILDING ONE SERVICES CORPORATION

                 (Dollars in thousands, except per share data)


                                                                      For the
                                                                    Year Ended
                                                                     December
                                                                        31,
                                                                    -----------
                                                                     1997  1996
                                                                    ------ ----
Net income as reported............................................. $1,537 $428
Pro forma income tax provision.....................................    615  171
                                                                    ------ ----
Pro forma net income............................................... $  922 $257
                                                                    ====== ====

NOTE 11--COMMITMENTS AND CONTINGENCIES

 Lease Commitments

     The Company leases various office facilities and equipment under noncancelable lease agreements which expire at various dates. Future minimum lease payments under noncancelable capital and operating leases are as follows:

                                                               Capital Operating
                                                               Leases   Leases
                                                               ------- ---------
   1999.......................................................  $353    $10,733
   2000.......................................................   193      9,089
   2001.......................................................    42      7,576
   2002.......................................................    24      6,077
   2003.......................................................     9      4,936
   Thereafter.................................................   --       9,789
                                                                ----    -------
   Total minimum lease payments...............................   621    $48,200
                                                                ====    =======
   Less: Amounts representing interest........................    69
                                                                ----
   Present value of net minimum lease payments................  $552
                                                                ====

     Rent expense for all operating leases for 1998, 1997 and 1996 was $7,614, $339 and $514, respectively. Certain of the above leases are for equipment or facilities which are owned by stockholder-employees. Total rent expense paid to these affiliates totaled $954 in 1998.

 Litigation

     The Company is, from time to time, a party to litigation arising in the normal course of its business. Management believes that none of this litigation will have a material adverse effect on the financial position, results of operations or cash flows of the Company.

NOTE 12--SEGMENT REPORTING

     The Company has three reportable segments: electrical, mechanical and janitorial. The electrical segment offers a single source for designing, installing, maintaining and upgrading a facility's electrical systems. The mechanical segment provides one source for all of a facility's mechanical, HVAC and plumbing needs. The janitorial segment provides a wide variety of facility cleaning and maintenance services nationwide.

     The accounting policies of the segments are the same as those described in the summary of significant accounting policies. The Company evaluates performance based on operating income and on Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA").

                       BUILDING ONE SERVICES CORPORATION

                 (Dollars in thousands, except per share data)


     The Company's reportable segments are strategic business units that offer different products and services. Intersegment transactions are accounted for as if they were to third parties, that is, at current market prices. All of the Company's revenues are derived from domestic sources. Each of the acquired companies were acquired as a unit, and the management at the time of the acquisition was retained.

                                                                         Consolidating
                              Electrical Janitorial Mechanical Corporate    Entries    Consolidated
                              ---------- ---------- ---------- --------- ------------- ------------
Revenues                 1998  $534,419   $159,912   $115,665   $   --      $(395)(1)   $ 809,601
                         1997       --      70,101        --        --         --          70,101
                         1996       --      63,202        --        --         --          63,202
Operating income (loss)  1998    52,197     10,882     10,181    (8,076)       --          65,184
                         1997       --        (532)       --        --         --            (532)
                         1996       --         735        --        --         --             735
EBITDA                   1998    60,221     14,660     11,571    (8,026)       --          78,426
                         1997       --         413        --        --         --             413
                         1996       --       1,661        --        --         --           1,661
Total assets             1998   598,852    121,660    162,369   161,041        --       1,043,922
                         1997       --      10,094        --    529,065        --         539,159
                         1996       --       9,629        --        --         --           9,629
Working capital          1998   116,569     12,071     21,407   157,343        --         307,390
                         1997       --         958        --    527,277        --         528,235
                         1996       --          67        --        --         --              67

--------
(1)  Elimination of Intersegment Revenues

     A reconciliation of consolidated operating income to total consolidated income before taxes, and of consolidated EBITDA to consolidated income before taxes for the years ended December 31, 1998, 1997 and 1996 is as follows:

                                                         For the Year Ended
                                                            December 31,
                                                        -----------------------
                                                         1998     1997    1996
                                                        -------  ------  ------
Operating income (loss):
  Total segment operating income....................... $65,184  $ (532) $  735
  Interest income (expense), net.......................  18,399   2,069    (307)
                                                        -------  ------  ------
    Consolidated income before taxes................... $83,583  $1,537  $  428
                                                        =======  ======  ======
EBITDA:
  Total segment EBITDA................................. $78,426  $  413  $1,661
  Depreciation and amortization........................ (13,242)   (945)   (926)
  Interest income (expense), net.......................  18,399   2,069    (307)
                                                        -------  ------  ------
    Consolidated income before taxes................... $83,583  $1,537  $  428
                                                        =======  ======  ======

                       BUILDING ONE SERVICES CORPORATION

                 (Dollars in thousands, except per share data)

NOTE 13--STOCKHOLDERS' EQUITY

  Common Stock

     On November 25, 1997, the Company effected a one-for-1.918159 reverse stock split of the Company's Common Stock. Accordingly, all share data reflected in these financial statements have been retroactively restated.

     Ledecky Brothers L.L.C. ("LLC"), a limited liability corporation formed in February 1997, merged with and into the Company in September 1997 (the "Merger") to facilitate the public offering of shares of common stock. The sole member of LLC received 2,300,000 shares of Common Stock of the Company in connection with the Merger in exchange for his 100% ownership interest in LLC. The sole member made contributions to LLC from time to time to fund expenses in the aggregate amount of $126. These contributions were included in common stock and additional paid-in capital.

     The Company completed its IPO in December 1997, selling 27,850,000 shares of Common Stock and 500,000 shares of Convertible Non-Voting Common Stock at $20.00 per share and raising net proceeds of approximately $527,000. Proceeds from the IPO, net of underwriting fees and other stock issuance costs, were included in common stock and additional paid-in capital.

     During 1998, the Company repurchased 2,990,000 shares of its common stock for $41,835. These shares were repurchased in accordance with a stock repurchase program covering 3,100,000 shares which was determined based upon the number of shares issued in connection with acquisitions accounted for under the purchase method of accounting.

  Convertible Non-Voting Common Stock

     In connection with the IPO, the Company sold 500,000 shares of Convertible Non-Voting Common Stock to FBR, the representative of the underwriters in the Company's IPO, for $20 per share. On November 25, 1998 these 500,000 shares were converted to 500,000 shares of Common Stock.

  Warrants

     The Company has 1,130,000 shares of Common Stock reserved for issuance upon exercise of warrants issued to FBR. The warrants have an exercise price per share equal to the IPO price. These warrants become exercisable on the first anniversary and will expire on the fifth anniversary of the IPO. FBR has the right, as of November 25, 1998, to require the Company to register such shares for sale.

     Additionally, 1,950,000 shares of Common Stock have been reserved for issuance upon the exercise of warrants issued to Jonathan Ledecky at the time of the IPO. These warrants are exercisable for a period of ten years at an exercise price equal to the IPO price. The Company has agreed that, at Jonathan Ledecky's request, it will register the shares underlying his warrants for a ten-year period following the IPO. In addition, the Company has agreed to give Jonathan Ledecky the right to request that the Company include the shares underlying his warrants on a registration statement filed by the Company during a twelve-year period following the IPO.

                       BUILDING ONE SERVICES CORPORATION

                 (Dollars in thousands, except per share data)


NOTE 14--STOCK PURCHASE AND AWARD PLANS

  Long-Term Incentive Plan

     The Company's Board of Directors adopted, and the Company's stockholders approved a 1997 Long-Term Incentive Plan and a 1998 Long-Term Incentive Plan (collectively, the "Incentive Plans"). The terms of the option awards under these Incentive Plans are established by the compensation committee of the Company's Board of Directors. The maximum number of shares that may be issued under the Incentive Plans is equal to 14% of the number of shares of Common Stock outstanding from time to time.

     Options under the Incentive Plans generally vest 25% each on the first four anniversaries of the date of grant and expire on the tenth anniversary of the grant date. In the event of a change in control of the Company prior to normal vesting, all options not already exercisable will become fully vested and exercisable.

  1997 Non-Employee Directors' Stock Plan

     The Company's Board of Directors adopted, and the Company's stockholders approved, the 1997 Non-Employee Directors' Stock Plan (the "Directors' Plan"), which provides for the automatic grant to each non-employee director of an option to purchase 20,000 shares on the date that such person commences services as a director. Thereafter, each non-employee director will be entitled to receive, on the day after each annual meeting of the Company's stockholders, an option to purchase 5,000 shares of Common Stock. A maximum of 300,000 shares of Common Stock may be issued under the Directors' Plan. Options granted under the Directors' Plan have an exercise price per share equal to the fair market value of a share at the date of grant of the options and expire at the earlier of 10 years from the date of grant or 90 days after termination of service as a director. Options vest and become exercisable ratably as to 50% of the shares underlying the option on the first and second anniversaries of the date of grant, subject to acceleration by the Board. In the event of a change in control of the Company prior to normal vesting, all options not already exercisable will become fully vested and exercisable.

  1997 Employee Stock Purchase Plan

     The Company adopted, and the Company's stockholders approved, the 1997 Employee Stock Purchase Plan (the "Purchase Plan"). The Purchase Plan permits eligible employees of the Company and its subsidiaries (generally all full-time employees who have completed one year of service) to purchase shares of Common Stock at a discount. Employees who elect to participate will have amounts withheld through payroll deduction during purchase periods. At the end of each purchase period, accumulated payroll deductions will be used to purchase stock at a price equal to 85% of the market price at the beginning of the period or the end of the period, whichever is lower. Stock purchased under the Purchase Plan will be subject to a one-year holding period. The Company has reserved 1,000,000 shares of Common Stock for issuance under the Purchase Plan.

                       BUILDING ONE SERVICES CORPORATION

                 (Dollars in thousands, except per share data)


  Accounting for Stock Based Compensation

     A summary of option and warrant transactions follows:

                                Outstanding                 Exercisable
                         --------------------------- ---------------------------
                          Options                     Options
                            and     Weighted Average    and     Weighted Average
                         Warrants    Exercise Price  Warrants    Exercise Price
                         ---------  ---------------- ---------  ----------------
Balance at December 31,
 1996...................       --           --             --           --
  Granted............... 3,510,000       $20.00      1,950,000       $20.00
                         ---------       ------      ---------       ------
Balance at December 31,
 1997................... 3,510,000       $20.00      1,950,000       $20.00
  Granted............... 2,544,846        17.91        863,389        13.07
  Exercised.............    (7,930)        4.84         (7,930)        4.84
  Canceled..............   (25,613)       22.27            --           --
                         ---------       ------      ---------       ------
Balance at December 31,
 1998................... 6,021,303       $19.12      2,805,459       $17.91
                         =========       ======      =========       ======

     The following table summarizes information about stock options and warrants outstanding at December 31, 1998:

                             Outstanding                                         Exercisable
   ---------------------------------------------------------------------------------------------------
                                       Weighted Average
   Range of Exercise Prices Options       Remaining     Weighted Average   Options    Weighted Average
   -----------------      and Warrants Contractual Life  Exercise Price  and Warrants  Exercise Price
                          ------------ ---------------- ---------------- ------------ ----------------
      $4.84--$4.84           395,459         9.5 years       $ 4.84         395,459        $ 4.84
      $8.38--$8.38            15,278         9.8             $ 8.38             --            --
    $12.75--$18.38           745,438         9.8             $15.22             --            --
    $19.25--$25.25         4,865,128         9.1             $21.55       2,410,000        $20.29
    --------------         ---------         ----            ------       ---------        ------
    $ 4.84--$25.25         6,021,303         9.2             $19.12       2,805,459        $17.91
    ==============         =========         ====            ======       =========        ======

     Had compensation expense for the Company's stock-based compensation plans and warrants issued to employees been determined based on the fair value at the grant dates, the Company's net income and net income per share would have been reduced to the pro forma amounts indicated below:

                                                                For the Year
                                                               Ended December
                                                                     31,
                                                               ---------------
                                                                1998    1997
                                                               ------- -------
Net income (loss):
  As reported................................................. $47,463 $ 1,443
  Pro forma................................................... $37,381 $(5,782)
Net income (loss) per share--Basic:
  As reported................................................. $  1.19 $  0.25
  Pro forma................................................... $  0.94 $ (1.02)
Net income (loss) per share--Diluted:
  As reported................................................. $  1.16 $  0.25
  Pro forma................................................... $  0.91 $ (1.02)

                       BUILDING ONE SERVICES CORPORATION

                 (Dollars in thousands, except per share data)


     The weighted average fair value of options and warrants granted in 1998 and 1997 was $13.38 and $7.46, respectively. The fair value of options and warrants granted (which is amortized to expense over the option vesting period in determining the pro forma impact) is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:

                                                      1998          1997
                                                     -------  -----------------
                                                     Options  Options  Warrants
                                                     -------  -------  --------
Expected life of option............................. 5 years  5 years  2 years
Risk-free interest rate.............................     5.3%    5.76%    5.69%
Expected volatility.................................    63.7%    45.0%    45.0%

Other Employee Benefit Plans

     Several of the Company's subsidiaries have defined contribution benefit plans, such as 401(k) retirement plans, which allow eligible employees to make contributions. Additionally, several of the subsidiaries also provide company matching contributions up to specified levels. Company contribution expense to these plans was $2,880 for the year ended December 31, 1998.

NOTE 15--QUARTERLY FINANCIAL DATA (UNAUDITED)

     The following presents certain unaudited quarterly financial data of the
Company:

                                                1998 Quarters
                                 --------------------------------------------
                                  First   Second   Third    Fourth    Total
                                 ------- -------- -------- --------  --------
Revenues........................ $54,610 $171,661 $252,324 $331,006  $809,601
Gross profit.................... $10,377 $ 36,662 $ 55,238 $ 71,099  $173,376
Operating income................ $ 2,135 $ 12,485 $ 22,519 $ 28,045  $ 65,184
Net income...................... $ 5,081 $ 10,046 $ 15,164 $ 17,172  $ 47,463
Net income per share--Basic..... $  0.15 $   0.26 $   0.35 $   0.38  $   1.19
Net income per share--Diluted
(1)............................. $  0.15 $   0.25 $   0.34 $   0.38  $   1.16
                                                1997 Quarters
                                 --------------------------------------------
                                  First   Second   Third    Fourth    Total
                                 ------- -------- -------- --------  --------
Revenues........................ $17,479 $ 17,393 $ 17,538 $ 17,691  $ 70,101
Gross profit.................... $ 2,807 $  2,759 $  2,732 $  2,946  $ 11,244
Operating income (loss)......... $   259 $    426 $    390 $ (1,607) $   (532)
Net income...................... $   210 $    434 $    299 $    500  $  1,443
Net income per share--Basic
 (1)............................ $  0.10 $   0.12 $   0.08 $   0.04  $   0.25
Net income per share--Diluted
 (1)............................ $  0.09 $   0.12 $   0.08 $   0.04  $   0.25

--------
(1) The arithmetic total of the individual quarterly net income per share amounts does not reconcile to the annual amount of net income per share due to the timing of net income in relation to the issuance of common shares during the course of the year.

NOTE 16--NET EARNINGS PER SHARE

  The Company has adopted SFAS No. 128, "Earnings Per Share," which became effective for financial statements issued for periods ending after December 15, 1997. SFAS No. 128 requires presentation of basic and diluted earnings per share ("EPS") and restatement of EPS data for all prior periods. Basic EPS includes no dilution and is computed by dividing net income by the Company's weighted average shares of Common Stock outstanding. Diluted EPS is computed by dividing net income by the Company's weighted average shares of Common Stock outstanding and dilutive Common Stock equivalents. The following table reconciles the

                       BUILDING ONE SERVICES CORPORATION

                 (Dollars in thousands, except per share data)

numerators and denominators of the basic and diluted EPS computations for the three years ended December 31, 1998, 1997 and 1996.

                                               For the Year Ended December 31,
                                              ---------------------------------
                                                 1998        1997       1996
                                              ----------- ---------- ----------
Basic earnings per share:
  Net income................................. $    47,463 $    1,443 $      415
  Weighted average shares outstanding--
   Basic.....................................  39,908,364  5,683,464  1,290,724
                                              ----------- ---------- ----------
  Net income per share--Basic................ $      1.19 $     0.25 $     0.32
                                              =========== ========== ==========
Diluted earnings per share:
  Net income................................. $    47,463 $    1,443 $      415
  Weighted average shares outstanding--
   Basic.....................................  39,908,364  5,683,464  1,290,724
  Convertible Non-Voting Common Stock........     373,973     49,315         --
  Common Stock equivalents from stock options
   and warrants..............................     342,903    132,771    115,116
  Contingently issuable shares...............     303,212        --         --
                                              ----------- ---------- ----------
  Total weighted average shares outstanding--
   Diluted...................................  40,928,452  5,865,550  1,405,840
                                              ----------- ---------- ----------
  Net income per share--Diluted.............. $      1.16 $     0.25 $     0.30
                                              =========== ========== ==========

     Outstanding stock options to purchase 1,945,439 shares of Common Stock as of December 31, 1998 were not included in the computation of diluted shares per share because the options' exercise prices were greater than the average market price of the Common Stock during the period.

NOTE 17--SUBSEQUENT EVENTS (UNAUDITED)

     Subsequent to December 31, 1998 and through March 29, 1999, the Company completed two business combinations in the electrical installation and maintenance services business and four business combinations in the mechanical installation and maintenance services business for total consideration of $37,567 in cash and 772,019 shares of Common Stock. Additionally, there is the potential for the payment of up to an additional $10,200 in cash and shares of Common Stock in connection with contingent consideration agreements. Unaudited pro forma financial information related to these acquisitions is not included as the impact of these acquisitions is not deemed to be significant.

     As of March 29, 1999, the Company has also entered into definitive agreements to acquire four companies and the remaining 50% of a currently 50% owned business for total consideration of $29,710 in cash and shares of Common Stock.

                       BUILDING ONE SERVICES CORPORATION
                           CONSOLIDATED BALANCE SHEET
                (Dollars in thousands, except per share amounts)
                                  (unaudited)

                                                     September 30, December 31,
                                                         1999          1998
                                                     ------------- ------------
                       ASSETS
Current assets:
  Cash and cash equivalents.........................  $   14,522    $  213,096
  Accounts receivable, net..........................     362,147       246,623
  Costs and estimated earnings in excess of billings
   on uncompleted contracts.........................      49,875        25,441
  Prepaid expenses and other current assets.........      27,632        17,108
                                                      ----------    ----------
    Total current assets............................     454,176       502,268
Property and equipment, net.........................      57,358        38,967
Intangible assets, net..............................     694,501       496,381
Other assets........................................       6,176         6,306
                                                      ----------    ----------
    Total assets....................................  $1,212,211    $1,043,922
                                                      ==========    ==========
        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term debt...................................  $    4,401    $    2,167
  Accounts payable..................................      92,036        75,029
  Billings in excess of costs and estimated earnings
   on uncompleted contracts.........................      81,109        58,773
  Accrued compensation..............................      41,669        27,737
  Accrued liabilities...............................      50,492        31,172
                                                      ----------    ----------
    Total current liabilities.......................     269,707       194,878
Long-term debt......................................     438,887         3,287
Convertible junior subordinated debentures..........     101,895           --
Other liabilities...................................       4,706         8,220
                                                      ----------    ----------
    Total liabilities...............................     815,195       206,385
                                                      ----------    ----------
Commitments and contingencies
Stockholders' equity:
  Preferred stock, $.001 par value; 11,000,000 au-
   thorized; none issued or
   outstanding......................................         --            --
  Common stock, $.001 par value; 250,000,000 shares
   authorized; 26,080,188 and 45,258,946 shares is-
   sued and outstanding, respectively ..............          26            45
  Additional paid-in capital........................     310,216       832,514
  Treasury stock....................................         --        (41,832)
  Retained earnings.................................      87,339        47,255
  Accumulated other comprehensive income (loss).....        (565)         (445)
                                                      ----------    ----------
    Total stockholders' equity......................     397,016       837,537
                                                      ----------    ----------
    Total liabilities and stockholders' equity......  $1,212,211    $1,043,922
                                                      ==========    ==========

   The accompanying notes are an integral part of these financial statements.

                       BUILDING ONE SERVICES CORPORATION
                      CONSOLIDATED STATEMENT OF OPERATIONS
                (Dollars in thousands, except per share amounts)
                                  (unaudited)

                                   Three Months             Nine Months
                                Ended September 30,     Ended September 30,
                               ----------------------  ----------------------
                                  1999        1998        1999        1998
                               ----------  ----------  ----------  ----------
Revenues...................... $  477,875  $  252,324  $1,265,521  $  478,595
Cost of revenues..............    379,900     197,086   1,011,305     376,318
                               ----------  ----------  ----------  ----------
    Gross profit..............     97,975      55,238     254,216     102,277
Selling, general and adminis-
 trative expenses.............     53,375      30,106     145,863      60,554
Goodwill amortization.........      4,238       2,613      11,511       4,584
Restructuring and recapitali-
 zation charges (Note 6)......        --          --        8,020         --
                               ----------  ----------  ----------  ----------
    Operating income..........     40,362      22,519      88,822      37,139
Other (income) expense:
  Interest expense............     13,062         239      21,279         565
  Interest income.............       (468)     (4,280)     (4,674)    (16,043)
  Other, net..................        270         184        (128)       (134)
                               ----------  ----------  ----------  ----------
Income before provision for
 income taxes.................     27,498      26,376      72,345      52,751
Provision for income taxes....     12,110      11,212      32,261      22,460
                               ----------  ----------  ----------  ----------
Net income.................... $   15,388  $   15,164  $   40,084  $   30,291
                               ==========  ==========  ==========  ==========
Net income per Common Share--
 Basic........................ $     0.60  $     0.35  $     1.14  $     0.79
                               ==========  ==========  ==========  ==========
Net income per Common Share--
 Diluted...................... $     0.54  $     0.34  $     1.08  $     0.77
                               ==========  ==========  ==========  ==========
Weighted average shares out-
 standing--Basic.............. 25,631,194  43,122,092  35,311,455  38,298,295
                               ==========  ==========  ==========  ==========
Weighted average shares out-
 standing-- Diluted........... 30,853,857  44,255,655  38,899,637  39,368,321
                               ==========  ==========  ==========  ==========


   The accompanying notes are an integral part of these financial statements.

                       BUILDING ONE SERVICES CORPORATION
    CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY AND COMPREHENSIVE INCOME
                  For the nine months ended September 30, 1999
                             (Dollars in thousands)
                                  (unaudited)



                             Common Stock                                    Accumulated
                          ------------------- Additional                        Other         Total         Total
                            Shares             Paid-in-  Treasury  Retained Comprehensive Stockholders' Comprehensive
                          Outstanding  Amount  Capital    Stock    Earnings Income (loss)    Equity        Income
                          -----------  ------ ---------- --------  -------- ------------- ------------- -------------
Balance, December 31,
 1998...................   45,258,946   $45    $832,514  $(41,832) $47,255      $(445)      $837,537
Stock issued upon
 exercise of options....       29,185               142                                          142
Issuance of common stock
 for acquisitions and
 contingent
 consideration
 agreements.............    5,310,162     6      75,155                                       75,161
Stock issued under
 employee stock purchase
 plan...................       99,735             1,212                                        1,212
Contingently issuable
 shares.................                          3,375                                        3,375
Repurchase of shares in
 Tender Offer (See Note
 3).....................  (24,617,840)  (25)   (562,979)                                    (563,004)
Compensation expense
 related to options
 exercised in Tender
 Offer..................                          2,629                                        2,629
Cancellation of
 treasury stock.........                        (41,832)   41,832
Unrealized loss on
 marketable securities--
 net of tax of $80......                                                         (120)          (120)      $  (120)
Net income..............                                            40,084                    40,084        40,084
                                                                                                           -------
Total comprehensive
 income.................                                                                                   $39,964
                          -----------   ---    --------  --------  -------      -----       --------       =======
Balance, September 30,
 1999...................   26,080,188   $26    $310,216  $    --   $87,339      $(565)      $397,016
                          ===========   ===    ========  ========  =======      =====       ========


   The accompanying notes are an integral part of these financial statements.

                       BUILDING ONE SERVICES CORPORATION
                     CONSOLIDATED STATEMENT OF CASH FLOWS
                            (Dollars in thousands)
                                  (unaudited)

                                                           Nine months ended
                                                             September 30,
                                                           -------------------
                                                             1999       1998
                                                           ---------  --------
Cash flows from operating activities:
 Net income............................................... $  40,084  $ 30,291
 Adjustments to reconcile net income to net cash provided
  by operating activities:
  Depreciation and amortization...........................    22,436     7,946
  Compensation expense related to options exercised.......     2,629       --
  Changes in operating assets and liabilities:
   Accounts receivable....................................   (70,729)  (21,323)
   Costs and estimated earnings in excess of billings.....   (14,873)    3,190
   Prepaid expenses and other current assets..............    (9,928)   (2,237)
   Billings in excess of costs and estimated earnings.....    12,828     9,787
   Accounts payable and accrued liabilities...............    22,668     5,053
  Change in other assets..................................       981       957
                                                           ---------  --------
    Net cash provided by operating activities.............     6,096    33,664
                                                           ---------  --------
Cash flows from investing activities:
 Cash paid for acquisitions, net of cash acquired.........  (131,037) (195,155)
 Purchases of property and equipment......................   (19,656)   (6,677)
 Proceeds on sale of equipment............................       362       740
 Other....................................................       (28)       24
                                                           ---------  --------
    Net cash used in investing activities.................  (150,359) (201,068)
                                                           ---------  --------
Cash flows from financing activities:
 Net payments on short-term debt..........................    (3,544)  (36,355)
 Payments on long-term debt...............................   (14,416)  (28,690)
 Proceeds from long-term debt.............................   549,875     2,239
 Payment of debt issuance costs...........................   (22,219)      --
 Repurchase of common stock including related expenses....  (564,407)      --
 Distribution of S-Corp earnings..........................       --       (628)
 Proceeds (payments) on related party loans...............      (112)      547
 Distribution to minority shareholders....................      (842)      --
 Proceeds from stock options exercised....................       142       217
 Proceeds from issuance of stock under employee stock
  purchase plan...........................................     1,212       174
 Purchase of treasury stock...............................       --    (27,050)
                                                           ---------  --------
    Net cash used in financing activities.................   (54,311)  (89,546)
                                                           ---------  --------
Net decrease in cash and cash equivalents.................  (198,574) (256,950)
Cash and cash equivalents, beginning of period............   213,096   528,972
                                                           ---------  --------
Cash and cash equivalents, end of period.................. $  14,522  $272,022
                                                           =========  ========
The Company issued shares of common stock and cash in connection with certain business combinations during the nine months ended September 30, 1999 and
1998, respectively. The fair values of the assets acquired and liabilities assumed at the dates of acquisition are as follows:
Accounts receivable....................................... $  44,674  $178,497
Costs and earnings in excess of billings..................     9,501    26,045
Prepaid expenses and other current assets.................     2,605    11,225
Property and equipment....................................     8,843    27,530
Intangible assets.........................................   103,453   459,446
Other assets..............................................     2,762     6,293
Short-term debt...........................................    (4,335)  (29,358)
Accounts payable..........................................   (17,954)  (57,420)
Accrued liabilities.......................................   (12,369)  (45,280)
Billings in excess of costs and estimated earnings........    (9,123)  (49,776)
Long-term debt............................................    (1,446)  (40,848)
Other long-term liabilities...............................      (242)   (5,812)
                                                           ---------  --------
Net assets acquired....................................... $ 126,369  $480,542
                                                           =========  ========
These acquisitions were funded as follows:
Common stock, 2,959,661 and 14,443,040 shares,
 respectively............................................. $  39,076  $285,387
Cash, net of cash acquired................................    87,293   195,155
                                                           ---------  --------
                                                           $ 126,369  $480,542
                                                           =========  ========

         See accompanying notes to consolidated financial statements.

                       BUILDING ONE SERVICES CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (unaudited)
               (Dollars in thousands, except per share amounts)

NOTE 1--BUSINESS AND ORGANIZATION

     Building One Services Corporation, ("Building One" or the "Company") is a leading provider of integrated facilities services in the United States. Currently, the Company provides mechanical and electrical installation and maintenance services, and janitorial and maintenance management services. The Company's goal is to become the preeminent single-source provider of facilities services in the United States.

     The interim financial data as of September 30, 1999 and for the three and nine month periods ended September 30, 1999 and September 30, 1998 is unaudited; however, in the opinion of the Company, the interim data includes all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of the results for the interim periods. Operating results for interim periods are not necessarily indicative of results that may be expected for the year as a whole. It is suggested that these consolidated financial statements be read in conjunction with the Company's audited consolidated financial statements for the year ended December 31, 1998.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     There were no significant changes in the accounting policies of the Company during the interim periods presented. For a description of these policies, refer to Note 2 of the Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998.

NOTE 3--RECAPITALIZATION PLAN

     On May 11, 1999, the Company completed its recapitalization plan which included the repurchase of 24,617,840 shares of its common stock ("Common Stock") at $22.50 per share for cash and 883,573 shares of the Company's Common Stock underlying stock options at $22.50 per share less the exercise price per share of the options in a tender offer (the "Tender Offer"). Funds utilized for the repurchase totaled $560,084, which were obtained from the Company's available cash, the net proceeds of $195,492 from the issuance of $200,000 of 10 1/2% senior subordinated notes, $100,000 from the issuance of 7 1/2% convertible junior subordinated debentures to Boss Investment LLC, an affiliate of Apollo Management, L.P. ("Apollo") and borrowings under a new credit facility. See Note 5 for unaudited pro forma statement of operations data for the three and nine month periods ended September 30, 1999 and September 30, 1998 which assumes that the recapitalization plan was consummated on January 1, 1998.

     As a result of the Company allowing for the exercise of employee stock options in the Tender Offer, compensation expense of $2,770 ($1,578 after the associated tax benefit) was recognized and is included in the restructuring and recapitalization charges recorded in the nine months ended September 30, 1999. Additionally, $4,323 of expenses were incurred in connection with the Tender Offer which have been reflected as a reduction of stockholders' equity.

NOTE 4--BUSINESS COMBINATIONS

  Purchase Acquisitions

  During the nine months ended September 30, 1999, the Company completed seventeen business combinations that were accounted for under the purchase method of accounting. The consolidated financial statements include the results of these acquired businesses from their respective dates of acquisition. The aggregate consideration paid for these acquisitions consisted of 2,959,661 shares of the Company's Common Stock and $96,843 in cash, including $1,593 of debt assumed and applicable professional fees.

                       BUILDING ONE SERVICES CORPORATION

                                  (unaudited)
               (Dollars in thousands, except per share amounts)


     The total purchase price was allocated to the fair value of the net assets acquired, resulting in goodwill of approximately $103,341. Such allocations are preliminary in nature, pending the outcome of a detailed analysis being performed by the Company of the assets and liabilities acquired. For purposes of computing the estimated purchase price for accounting purposes, the value of the shares on certain acquisitions was determined in consideration of various restrictions on the sale and transferability of the shares issued.

  Contingent Consideration Agreements

     In conjunction with acquisitions consummated in 1998 and 1999, the Company has entered into certain contingent consideration agreements which provide for the payment of cash and shares of Common Stock based on the performance of such acquired companies.

     During the nine months ended September 30, 1999, $89,812 of consideration under these agreements had been earned, consisting of 2,644,698 shares of Common Stock and $45,968 of cash, resulting in additional goodwill in the amount of $86,178. As of September 30, 1999, $43,744 of this cash and applicable professional fees was paid and 2,350,501 of these shares were issued. The remaining cash amount payable of $3,500 has been reflected as a liability as of September 30, 1999 and the additional paid-in capital associated with the shares to be issued has been reflected as contingently issuable shares in the Statement of Stockholders' Equity and Comprehensive Income. These contingently issuable shares have been included in the weighted average shares outstanding for purposes of computing basic and diluted earnings per share for the three and nine month periods ended September 30, 1999. The Company currently estimates the unearned contingent consideration under these remaining agreements to approximate $84,900 as of September 30, 1999.

                       BUILDING ONE SERVICES CORPORATION

                                  (unaudited)
               (Dollars in thousands, except per share amounts)

NOTE 5--UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

     The following unaudited pro forma results of operations give effect to the Company's recapitalization plan, including the Tender Offer, the financing of the Tender Offer, acquisitions completed during the year ended December 31, 1998 and the nine months ended September 30, 1999 as if they had been consummated on January 1, 1998, and the effects of certain other pro forma adjustments to the historical financial statements. Additionally, net income per common share is also presented excluding the restructuring and recapitalization charges discussed in Note 6.

                                    Three Months            Nine Months
                                 Ended September 30,    Ended September 30,
                                ---------------------  ----------------------
                                   1999       1998        1999        1998
                                ---------- ----------  ----------  ----------
Revenues....................... $  487,000 $  414,565  $1,363,487  $1,182,646
Cost of revenues...............    386,551    327,152   1,085,207     945,652
                                ---------- ----------  ----------  ----------
    Gross profit...............    100,449     87,413     278,280     236,994
Selling, general and
 administrative expenses.......     55,281     47,096     157,331     130,571
Goodwill amortization..........      4,373      4,335      13,259      13,005
Restructuring and
 recapitalization charges......                             8,020
                                ---------- ----------  ----------  ----------
    Operating income...........     40,795     35,982      99,670      93,418
Other (income) expense:
  Interest expense.............     12,861     12,789      38,297      38,226
  Other, net...................        269       (460)       (511)     (3,438)
                                ---------- ----------  ----------  ----------
Income before taxes............     27,665     23,653      61,884      58,630
Provision for income taxes.....     12,248     11,025      28,744      28,134
                                ---------- ----------  ----------  ----------
Net income..................... $   15,417 $   12,628  $   33,140  $   30,496
                                ========== ==========  ==========  ==========
Net income per common share--
 Basic......................... $     0.59 $     0.48  $     1.26  $     1.16
                                ========== ==========  ==========  ==========
Net income per common share--
 Diluted....................... $     0.53 $     0.44  $     1.17  $     1.09
                                ========== ==========  ==========  ==========
Weighted average shares
 outstanding--Basic............ 26,357,148 26,233,201  26,357,148  26,233,201
                                ========== ==========  ==========  ==========
Weighted average shares
 outstanding--Diluted.......... 31,470,274 31,346,327  31,538,444  31,414,497
                                ========== ==========  ==========  ==========
Excluding restructuring and
 recapitalization charges:
Net income per common share -
 Basic.........................                        $     1.44
                                                       ==========
Net income per common share -
 Diluted.......................                        $     1.32
                                                       ==========

     Net income per common share--Basic is calculated based upon the weighted average shares outstanding assuming the repurchase of 24,617,840 shares in the Tender Offer occurred as of January 1, 1998. Net income per common share-- Diluted is calculated based upon net income adjusted for a reduction in interest expense assuming conversion of the convertible junior subordinated debentures and weighted average shares outstanding adjusted for the conversion of the convertible junior subordinated debentures into shares of common stock at $22.50 plus the dilution attributable to options and warrants and contingently issuable shares.

     The pro forma results of operations are prepared for comparative purposes only and do not necessarily reflect the results that would have occurred had the recapitalization plan, the Tender Offer and the acquisitions occurred as of January 1, 1998 or the results that may occur in the future.

                       BUILDING ONE SERVICES CORPORATION

                                  (unaudited)
               (Dollars in thousands, except per share amounts)


NOTE 6--RESTRUCTURING AND RECAPITALIZATION CHARGES

Recapitalization charges

     As discussed in Note 3, during the second quarter of 1999, the Company completed its recapitalization plan involving the repurchase of 24,617,840 shares of its Common Stock and 883,573 shares of Common Stock underlying stock options. In conjunction with the recapitalization, compensation expense of $2,770 was recognized for stock options exercised and the underlying shares of Common Stock repurchased by the Company.

Restructuring charges

     In the second quarter of 1999, the Company's Board of Directors approved and the Company announced a restructuring plan which included a relocation of the Company's corporate headquarters and integration of the janitorial and maintenance management operations. During the second quarter of 1999 and continuing into the third quarter of 1999, the corporate headquarters was relocated from Washington, D.C. to Minneapolis, Minnesota. In addition, certain back office operations of the janitorial and maintenance management service operations are being consolidated into two locations.

     The restructuring costs include costs directly related to the Company's restructuring in accordance with EITF No. 94-3 which provides specific requirements as to the appropriate recognition of costs associated with employee termination benefits and other exit costs.

     As a result of these restructuring plans, the Company incurred severance costs for certain employees, identified certain assets which are no longer of service and incurred certain lease termination costs.

     The following table sets forth a summary of these restructuring costs.

                                                   Corporate   Janitorial
                                                  Headquarters Operations Total
                                                  ------------ ---------- ------
Severance........................................    $3,530        $900   $4,430
Impaired assets..................................        55         520      575
Lease costs......................................       205          40      245
                                                     ------      ------   ------
Total............................................    $3,790      $1,460   $5,250
                                                     ======      ======   ======

     Included in the $5,250 restructuring charge incurred in the second quarter of 1999 are $4,600 of cash costs and $650 in non-cash related costs. The Company anticipates annual savings of approximately $2,800 as a result of the restructuring.

                       BUILDING ONE SERVICES CORPORATION

                                  (unaudited)
               (Dollars in thousands, except per share amounts)


     The following table is a detailed reconciliation of the restructuring reserve balance from June 30, 1999 to September 30, 1999. The reconciliation reflects the accruals recorded and payments applied during the year.

                                                 June 30,          September 30,
                                                   1999   Payments     1999
Restructuring reserve:                           -------- -------- -------------
  Severance.....................................  $1,396   $(685)      $711
  Lease costs...................................     268     (88)       180
                                                  ------   -----       ----
Total...........................................  $1,664   $(773)      $891
                                                  ------   -----       ----

NOTE 7--LONG TERM DEBT

     In connection with the repurchase of Common Stock under the recapitalization plan, the Company issued $200,000 of 10 1/2% senior subordinated notes, $100,000 of 7 1/2% convertible junior subordinated debentures and entered into a new credit facility to fund the repurchase. The following is a summary of these financing sources obtained in connection with the recapitalization plan.

10 1/2% Senior Subordinated Notes

     In April 1999, the Company completed a private placement offering of $200,000 of 10 1/2% senior subordinated notes. The senior subordinated notes are unsecured, guaranteed by our subsidiaries, require interest to be paid semi-annually on May 1 and November 1 of each year and mature on May 1, 2009. The senior subordinated notes were issued at 97.746%, or a discount of $4,508, which is being amortized over the term of the notes. Additionally, debt issuance costs of $8,255 incurred in connection with the offering, are classified as intangible assets and are being amortized over the 10-year term of the notes.

     The Company may redeem the senior subordinated notes, in whole or in part, at any time on or after May 1, 2002 at specified redemption prices, plus accrued interest. At any time before May 1, 2002, the Company can redeem up to 35% of the outstanding senior subordinated notes with money raised in one or more equity offerings under certain circumstances. Upon a change in control of the Company (as defined in the indenture for the senior subordinated notes), the holders of the senior subordinated notes will have the right to sell the notes to the Company at 101% of the face amount plus accrued interest.

     The indenture governing the senior subordinated notes contains certain covenants relating to, among other things, the Company's ability to incur indebtedness, pay dividends or repurchase capital stock, incur liens, sell or otherwise dispose of a substantial portion of its assets or merge or consolidate with another entity.

     The senior subordinated notes are guaranteed by all but two of the Company's wholly owned subsidiaries and a subsidiary that is 93%-owned. The wholly owned guarantor subsidiaries and the 93%-owned guarantor subsidiary have fully and unconditionally guaranteed the notes on a joint and several basis. The aggregate assets, liabilities, earnings and equity of the wholly owned guarantor subsidiaries and the 93%-owned guarantor subsidiary are substantially equivalent to the assets, liabilities, earnings and equity of the Company on a consolidated basis. The Company has not presented separate financial statements and other disclosures concerning the wholly owned guarantor subsidiaries and the 93%-owned guarantor subsidiary because management has determined that such information is not material to investors. The two non-guarantor subsidiaries, together with the 93%-owned guarantor subsidiary, are inconsequential on an individual and combined basis (i.e., the assets and pre-tax income of and the Company's net investment in the non-guarantor subsidiaries and the 93%-owned subsidiary is less than three percent on an individual and combined basis).

                       BUILDING ONE SERVICES CORPORATION

                                  (unaudited)
               (Dollars in thousands, except per share amounts)


7 1/2% Convertible Junior Subordinated Debentures

  The convertible junior subordinated debentures mature on May 1, 2012 and provide for interest payments at a rate of 7 1/2% to be paid in additional convertible junior subordinated debentures or cash, at the Company's election, for the first five years after their issuance, and in cash thereafter. The holders of a majority of the outstanding principal amount of the convertible junior subordinated debentures, however, will have the right to require the payment of interest in cash after the third and through the fifth anniversary of the issuance of the convertible junior subordinated debentures. In addition, the provisions of the credit facility and the indenture for the senior subordinated notes limit the Company's ability to pay cash interest payments. Debt issuance costs of $4,634 incurred in connection with the debentures are classified as intangible assets and are being amortized over the 13-year term of the debentures.

  The convertible junior subordinated debentures will be convertible into shares of the Company's Common Stock at an initial conversion price of $22.50 per share plus all accrued and unpaid interest. If the convertible junior subordinated debentures are converted prior to the fifth anniversary of their issuance, the amount converted into shares will include additional interest that would have accrued or been paid from the date of conversion through the fifth anniversary of the issuance of the convertible junior subordinated debentures. However, unless the conversion is in connection with a change of control (as defined in the indenture for the convertible junior subordinated debentures), the additional interest will not exceed a total of 30 months of interest. The Company will adjust the conversion price under certain circumstances, including the issuance of shares at a price below the conversion price of the convertible junior subordinated debentures or below the then fair market value of a share.

     The indenture for the convertible junior subordinated debentures limits the Company's ability to, among other things, incur additional indebtedness, pay dividends, repurchase securities or repay certain other indebtedness. The Company's amended and restated certificate of incorporation authorizes the holders of the convertible junior subordinated debentures to vote together with the holders of shares on all of the matters submitted to stockholders for a vote and to elect as a class three of the Company's directors (or, if the Board has more than ten directors, no less than 30% of the directors). The holders of the convertible junior subordinated debentures will be entitled to cast the number of votes that they would be entitled to cast if they had converted the convertible junior subordinated debentures into shares of the Company's Common Stock.

Credit Facility

     The Company's credit facility, which is with a syndicate of banks led by Bankers' Trust Company, consists of a $125,000 term loan and a $225,000 revolving credit facility and matures in April 2004. As of September 30, 1999 the Company had $240,875 of borrowings under this facility. The revolving credit facility bears interest at various rates which are subject to change based on certain levels of financial performance. The weighted average interest rate on the borrowings outstanding under the credit facility was 8.14% as of September 30, 1999. Debt issuance costs of $9,445 incurred in connection with this new credit facility are being amortized over the 5-year term of the credit facility. The credit facility includes a number of significant covenants including, among others, restrictions on the Company's ability to incur additional indebtedness, restrictions on mergers, acquisitions and the disposition of assets, sale and leaseback transactions and capital lease payments, dividends and other distributions and voluntary prepayments on indebtedness. Additionally, the Company is required to comply with certain financial covenants with respect to minimum interest coverage and maximum leverage ratios. As of September 30, 1999, the Company was in compliance with all covenants.

     The fair value of the senior subordinated notes as of September 30, 1999 approximated $189,000. The estimated fair value of the convertible junior subordinated debentures and the credit facility approximate their carrying values.

                       BUILDING ONE SERVICES CORPORATION

                                  (unaudited)
               (Dollars in thousands, except per share amounts)


NOTE 8--COST AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

                                                              September 30, 1999
                                                              ------------------
Costs incurred on uncompleted contracts......................     $1,242,195
Estimated earnings...........................................        223,416
                                                                  ----------
                                                                   1,465,611
Less: Billings to date.......................................      1,496,845
                                                                  ----------
                                                                  $  (31,234)
                                                                  ==========

     Included in the accompanying balance sheet under the following captions:

                                                            September 30, 1999
                                                            ------------------
Costs and estimated earnings in excess of billings on
 uncompleted contracts.....................................      $ 49,875
Billings in excess of costs and estimated earnings on
 uncompleted contracts.....................................       (81,109)
                                                                 --------
                                                                 $(31,234)
                                                                 ========

NOTE 9--SEGMENT DATA

  The Company has two reportable segments: mechanical/electrical and janitorial. The mechanical/electrical segment offers a single source for designing, installing, maintaining and upgrading a facility's electrical systems as well as providing a facility's mechanical, HVAC and plumbing needs. The janitorial segment provides a wide variety of facility cleaning and maintenance management services nationwide.

  The accounting policies of the segments are the same as those described in the summary of significant accounting policies. The Company evaluates performance based on income from operations of the respective business units prior to unallocated corporate expenses.

     The Company's reportable segments offer different products and services. Intersegment transactions are accounted for as if they were to third parties, that is, at current market prices. All of the Company's revenues are derived from domestic sources.

                       BUILDING ONE SERVICES CORPORATION

                                  (unaudited)
               (Dollars in thousands, except per share amounts)

     Prior to January 1, 1999, the Company had three reportable segments: mechanical, electrical and janitorial. Effective January 1, 1999, the Company changed the structure of its internal organization and as a result the mechanical and electrical segments have been combined into one reportable segment.

     Segment information for the three and nine month periods ended September 30, 1999 and 1998 was as follows (in thousands):

                                          Mechanical
                                        and Electrical Janitorial  Consolidated
                                        -------------- ----------- ------------
  Three month period ended September
   30, 1999:
  Revenues.............................    $ 412,458   $    65,417 $   477,875
  Operating costs......................      369,517        59,830     429,347
                                         -----------   ----------- -----------
  Subtotal.............................       42,941         5,587      48,528
  Goodwill amortization................        3,648           590       4,238
                                         -----------   ----------- -----------
  Segment operating income.............  $    39,293   $     4,997      44,290
                                         ===========   =========== ===========
  Unallocated corporate expenses.......                                (3,928)
                                                                   -----------
  Income from operations...............                            $    40,362
                                                                   ===========
  Three month period ended September
   30, 1998:
  Revenues.............................    $ 206,065   $    46,259   $ 252,324
  Operating costs......................      182,567        42,186     224,753
                                         -----------   ----------- -----------
  Subtotal.............................       23,498         4,073      27,571
  Goodwill amortization................        2,115           498       2,613
                                         -----------   ----------- -----------
  Segment operating income.............  $    21,383   $     3,575      24,958
                                         ===========   =========== ===========
  Unallocated corporate expenses.......                                (2,439)
                                                                   -----------
  Income from operations...............                            $    22,519
                                                                   ===========
  Nine month period ended September 30,
   1999:
  Revenues.............................   $1,087,830      $177,691  $1,265,521
  Operating costs......................      983,082       165,153   1,148,235
                                         -----------   ----------- -----------
  Subtotal.............................      104,748        12,538     117,286
  Goodwill amortization................        9,719         1,792      11,511
                                         -----------   ----------- -----------
  Segment operating income.............  $    95,029     $  10,746     105,775
                                         ===========   =========== ===========
  Unallocated corporate expenses.......                               (16,953)
                                                                   -----------
  Income from operations...............                            $    88,822
                                                                   ===========

                       BUILDING ONE SERVICES CORPORATION

                                  (unaudited)
                (Dollars in thousands, except per share amounts)

                              Mechanical
                            and Electrical Janitorial Consolidated
                            -------------- ---------- ------------
  Nine month period ended
   September 30, 1999
   (before restructuring
   and recapitalization
   charges):
  Revenues.................   $1,087,830     $177,691  $1,265,521
  Operating costs..........      983,082      163,693   1,146,775
                              ----------   ---------- -----------
  Subtotal.................      104,748       13,998     118,746
  Goodwill amortization....        9,719        1,792      11,511
                              ----------   ---------- -----------
  Segment operating
   income..................   $   95,029   $   12,206     107,235
                              ==========   ========== ===========
  Unallocated corporate
   expenses................                              (10,393)
                                                      -----------
  Income from operations...                           $    96,842
                                                      ===========
  Nine month period ended
   September 30, 1998:
  Revenues.................    $ 370,455    $ 108,140   $ 478,595
  Operating costs..........      331,332      100,542     431,874
                              ----------   ---------- -----------
  Subtotal.................       39,123        7,598      46,721
  Goodwill amortization....        3,723          861       4,584
                              ----------   ---------- -----------
  Segment operating
   income..................   $   35,400   $    6,737      42,137
                              ==========   ========== ===========
  Unallocated corporate
   expenses................                               (4,998)
                                                      -----------
  Income from operations...                            $   37,139
                                                      ===========
                            Mechanical and
                              Electrical   Janitorial  Corporate   Consolidated
                            -------------- ---------- ------------ ------------
Total assets
  September 30, 1999.......   $1,030,433    $ 146,061    $ 35,717  $ 1,212,211
  December 31, 1998........      761,221      121,660     161,041    1,043,922

                       BUILDING ONE SERVICES CORPORATION

                                  (unaudited)
                (Dollars in thousands, except per share amounts)


NOTE 10 -- EARNINGS PER SHARE

  The following table reconciles the numerators and denominators of the basic and diluted earnings per share computations for the three and nine month periods ended September 30, 1999 and 1998.

                                  Three Months Ended       Nine Months Ended
                                     September 30,           September 30,
                                ----------------------- -----------------------
                                   1999        1998        1999        1998
                                ----------- ----------- ----------- -----------
Basic earnings per share:
  Net income................... $    15,388 $    15,164 $    40,084 $    30,291
  Weighted average shares
   outstanding--Basic..........  25,631,194  43,122,092  35,311,455  38,298,295
                                ----------- ----------- ----------- -----------
  Net income per share--Basic.. $      0.60 $      0.35 $      1.14 $      0.79
                                =========== =========== =========== ===========
Diluted earnings per share:
  Net income................... $    15,388 $    15,164 $    40,084 $    30,291
  Plus: Interest expense on 7
   1/2% convertible junior
   subordinated debentures and
   related amortization expense
   on debt issue costs net of
   applicable income taxes.....       1,218                   2,003
                                ----------- ----------- ----------- -----------
  Net income on an as if
   converted basis............. $    16,606 $    15,164 $    42,087 $    30,291
                                =========== =========== =========== ===========
  Weighted average shares
   outstanding--Basic..........  25,631,194  43,122,092  35,311,455  38,298,295
  Convertible non-voting common
   stock.......................                 500,000                 500,000
  Common stock equivalents from
   stock options and warrants..      84,295     192,711     152,466     389,347
  Contingently issuable
   shares......................     638,081     440,852     942,335     180,679
  Convertible junior
   subordinated debentures, on
   an as if converted basis       4,500,287               2,493,381
                                ----------- ----------- ----------- -----------
  Total weighted average shares
   outstanding--Diluted........  30,853,857  44,255,655  38,899,637  39,368,321
                                ----------- ----------- ----------- -----------
  Net income per share--
   Diluted..................... $      0.54 $      0.34 $      1.08 $      0.77
                                =========== =========== =========== ===========

                       BUILDING ONE SERVICES CORPORATION

                                  (unaudited)
               (Dollars in thousands, except per share amounts)


  Outstanding stock options and warrants to purchase 3,713,761 shares of Common Stock as of September 30, 1999 were not included in the computation of diluted earnings per share because the options' exercise prices were higher than the average market price of the Common Stock during the period.

NOTE 11 - SUBSEQUENT EVENTS

     On November 2, 1999, the Board of Directors of the Company unanimously approved a merger with Group Maintenance America Corp. (GroupMAC). Under the terms of the merger, each outstanding share of the Company's Common Stock will be exchanged for 1.25 shares of GroupMAC common stock. As part of the merger, GroupMAC shareholders may elect to receive cash for up to 50% of their shares at $13.50 per share (up to $150 million in the aggregate), subject to pro-ration. If this cash election is fully subscribed, approximately 11 million GroupMAC shares (or approximately 29% of its shares currently outstanding) will be cancelled in the merger. The transaction is expected to be tax-free to the shareholders of both companies, except GroupMAC shareholders to the extent of any cash they elect to receive, and will be accounted for under the purchase method of accounting.

     Concurrent with the closing of the merger, Apollo will exchange its convertible junior subordinated debentures and $150 million of cash for approximately $255 million of GroupMAC convertible preferred stock. The cash proceeds from the investment will be used to fund the cash election option described above. The preferred stock will bear a coupon rate of 7.25%, will be payable on a quarterly basis, and will mature in 2012. The preferred stock will be convertible into GroupMAC common stock at a conversion price of $14.00 per common share.

     An underwritten commitment letter from Bank of America, N.A. and Chase Bank of Texas, N.A. (as Co-Lead Arrangers and Co-Book Managers) to provide a total of $800 million in financing has been received by GroupMAC. It is anticipated that this financing will be used to satisfy all outstanding obligations under the Company's and GroupMAC's credit facilities. It is also expected that the Company's $200 million of senior subordinated debt will be assumed by GroupMAC and remain outstanding, and that GroupMAC will refinance its senior subordinated notes.

     The merger is subject to the approval of both companies' shareholders, concurrent completion of the Apollo investment, regulatory approval and other customary closing conditions, and is expected to close in the first quarter of 2000.

                                COMBINED COMPANY

                              UNAUDITED PRO FORMA
                              FINANCIAL STATEMENTS

   On November 3, 1999, GroupMAC and Building One announced the signing of a definitive agreement to merge the two companies. Under the terms of the merger, each outstanding share of Building One common stock will be converted into the right to receive 1.25 shares of GroupMAC common stock. As part of the merger, GroupMAC shareholders may elect to receive cash for up to 50% of their shares at $13.50 per share, subject to proration in the event that holders of more than approximately 11 million shares elect to receive cash. If this cash election is fully subscribed, up to approximately 11 million shares of GroupMAC common stock, or approximately 29% of the shares currently outstanding, will be cancelled in the merger.

   Concurrent with the closing of the merger, affiliates of Apollo Management, L.P. ("Apollo") will exchange $105 million of Building One convertible junior subordinated debentures, the "Building One convertible debt", and $150 million of cash for approximately $255 million of GroupMAC mandatorily redeemable convertible preferred stock, the "preferred stock". The cash proceeds from the investment will be used to fund the cash election right described above.

   The preferred stock will mature in 2012 and will bear a dividend yield coupon rate of 7.25% payable quarterly in cash. The Company can defer payment of dividends during the first three years without penalty. The preferred stock will be convertible into shares of GroupMAC common stock at a conversion price of $14.00 per common share. See the description of the preferred stock contained elsewhere herein.

   The merger is subject to the approval of both companies' shareholders, concurrent completion of the Apollo investment, regulatory approval and other customary closing conditions, and is expected to close in the first quarter of 2000.

   GroupMAC received an underwritten commitment letter from Bank of America, N.A. and Chase Bank of Texas, N.A., as co-lead arrangers and co-book managers, to provide a total of $800 million in financing. It is expected that Building One's $200 million of senior subordinated debt will be assumed by GroupMAC and remain outstanding, and that GroupMAC will refinance its senior subordinated notes.

   The name of the combined company will be announced on or before the closing. For purposes of the discussions below, the combined entity is referred to as "combined company".

   GroupMAC will be the surviving legal entity in the merger. However, for accounting purposes, Building One is deemed to be the acquiror and, accordingly, Building One will account for the merger as a "reverse acquisition" of GroupMAC under the purchase method of accounting. Under this method of accounting, the combined company's historical results for periods prior to the merger will be the same as Building One's historical results. On the date of the merger, the assets and liabilities of GroupMAC will be recorded at their estimated fair values.

   The following combined company unaudited pro forma financial statements utilize the unaudited pro forma financial statements of GroupMAC and Building One as of September 30, 1999 and for the nine months ended September 30, 1999 and for the year ended December 31, 1998, which give effect to the acquisitions made by each company during 1998 and 1999 including amounts owed in connection with those acquisitions. The combined company unaudited pro forma financial statements give effect to the transactions highlighted above as if the transactions had occurred on September 30, 1999 for purposes of the combined company unaudited pro forma balance sheet, and on January 1, 1998 for purposes of the combined company unaudited pro forma statements of operations. The unaudited pro forma combined financial statements for GroupMAC and Building One are derived from the separate pro forma financial statements of each company set forth immediately following these combined company unaudited pro forma financial statements.

   The pro forma adjustments are based on preliminary estimates and certain assumptions that GroupMAC and Building One believe are reasonable under the circumstances. The preliminary allocation of the purchase price to assets and liabilities of GroupMAC reflects the assumption that assets and liabilities are carried at historical amounts which approximate fair market value. The actual allocation of the purchase price may differ from that reflected in the unaudited pro forma financial statements after a more extensive review of the fair market values of the assets and liabilities has been completed.

   With respect to cost savings and synergies associated with the combined organization, management cannot fully quantify such items at this time. It is anticipated that any such savings will be partially offset by the cost of additional corporate infrastructure to support the combined operation. These savings and costs cannot be accurately quantified at this time and they have not been included in the pro forma combined financial information of the combined company.

   The following combined company pro forma financial statements are based on assumptions and include adjustments as explained in the notes thereto. The combined company unaudited pro forma financial statements are not necessarily indicative of the actual financial results that would have occurred if the transactions described above had been effective on and as of the dates indicated and may not be indicative of operations in future periods or as of future dates. The combined company unaudited pro forma financial statements should be read in conjunction with the notes thereto.

                               COMBINED COMPANY

                       UNAUDITED PRO FORMA BALANCE SHEET
                              September 30, 1999

                                (in thousands)

                                                                    Merger Transaction
                     ------------------------------------------------------------------------------------------------------
                       Apollo Investment                              Record Goodwill on Merger
                     ---------------------- -------------------------------------------------------------------------------
                                Building
                     GroupMAC     One
                     Pro Forma Pro Forma
      ASSETS         --------- ----------
CURRENT ASSETS:
 Cash and cash
 equivalents.......  $    --   $      --
 Accounts
 receivable, net
 of allowance......   317,344     362,147
 Inventories.......    20,635       8,213
 Costs and
 estimated
 earnings in
 excess of
 billings on
 uncompleted
 contracts.........    50,299      49,875
 Prepaid expenses
 and other current
 assets............     8,167      11,590
 Deferred tax
 asset.............     9,750       4,424
 Refundable income
 taxes.............       --        3,405
                     --------  ----------
   Total current
   assets..........   406,195     439,654
                     --------  ----------
PROPERTY AND
EQUIPMENT, net.....    55,913      57,358
GOODWILL AND OTHER
INTANGIBLES, net...   518,003     673,238
DEFERRED DEBT ISSUE
COSTS, net.........    13,568      21,055
OTHER LONG-TERM
ASSETS.............     1,744       6,384
                     --------  ----------
   Total assets....  $995,423  $1,197,689
                     ========  ==========
  LIABILITIES AND
   SHAREHOLDERS'
      EQUITY
  ---------------
CURRENT
LIABILITIES:
 Accounts
 payable...........  $ 92,510  $   92,036
 Accrued
 compensation......    42,981      41,669
 Accrued
 liabilities.......    27,934      46,409
 Billings in
 excess of costs
 and estimated
 earnings on
 uncompleted
 contracts.........    47,997      81,109
 Deferred service
 revenue...........     5,022         --
 Income taxes
 payable...........     8,844         --
 Other current
 liabilities.......     2,746         --
                     --------  ----------
   Total current
   liabilities.....   228,034     261,223
REVOLVING CREDIT
FACILITY...........   218,844     111,499
TERM CREDIT
FACILITY...........       --      124,375
SENIOR SUBORDINATED
NOTES, net of
unamortized
discount...........   130,000     195,680
JUNIOR SUBORDINATED
NOTES..............     4,150         --
CONVERTIBLE JUNIOR
SUBORDINATED
NOTES..............       --      103,190
DEFERRED TAX
LIABILITY..........     1,486       2,243
OTHER LONG-TERM
LIABILITIES........     3,084       2,463
MANDATORILY
REDEEMABLE,
CONVERTIBLE
PREFERRED STOCK....       --          --
SHAREHOLDERS'
EQUITY
 Common stock......        38          26
 Additional paid-
 in capital........   382,949     310,216
 Retained
 earnings..........    26,838      87,339
 Accumulated other
 comprehensive
 loss..............       --         (565)
                     --------  ----------
   Total
   shareholders'
   equity..........   409,825     397,016
                     --------  ----------
   Total
   liabilities and
   shareholders'
   equity..........  $995,423  $1,197,689
                     ========  ==========
                                                                    Put of         Write-off                              Pro Forma
                  Preferred  Pref Stock/ Cancellation   Merger     GroupMAC        GroupMAC      Eliminate     Reverse    Combined
                    Stock     Conv Deb   of GroupMAC    Costs    Sr Sub Notes,    credit line     GroupMAC   Acquisition   Company
                  Investment  Exchange      Common    net of tax  net of tax   costs, net of tax   Equity    of GroupMAC  Prior to
                     (a)        (b)      Stock (c)      (d)          (e)             (f)           (g)          (h)      Refinancing
     ASSETS       ----------  ---------- ------------ ---------- ------------- ----------------- ---------   ----------- -----------
CURRENT ASSETS:
 Cash and cash
 equivalents.....   $146,500   $    --     $ (146,500)  $   --      $    --          $  --        $      --    $    --    $      --
 Accounts
 receivable, net
 of allowance....        --         --            --        --           --             --               --         --       679,491
 Inventories.....        --         --            --        --           --             --               --         --        28,848
 Costs and
 estimated
 earnings in
 excess of
 billings on
 uncompleted
 contracts.......        --         --            --        --           --             --               --         --       100,174
 Prepaid expenses
 and other current
 assets..........        --         --            --        --           --             --               --         --        19,757
 Deferred tax
 asset...........        --         --            --        --           --             --               --         --        14,174
 Refundable income
 taxes...........        --         --            --        --         1,153          1,296              --         --         5,854
                    ------- ----------- ------------ ---------- ------------- ----------------- ----------- ----------- ------------
   Total current
   assets........    146,500        --       (146,500)      --         1,153          1,296              --         --       848,298
                    ------- ----------- ------------ ---------- ------------- ----------------- ----------- ----------- ------------
PROPERTY AND
EQUIPMENT, net...        --         --            --        --           --             --               --         --       113,271
GOODWILL AND OTHER
INTANGIBLES, net..       --         --            --     16,328        7,043          2,027         (259,825)   274,869    1,231,683
DEFERRED DEBT ISSUE
COSTS, net........       --      (4,485)          --        --       (10,246)        (3,323)             --         --        16,569
OTHER LONG-TERM
ASSETS............      --         --            --        --           --             --               --         --          8,128
                    --------   --------    ----------   -------     --------         -----        ----------   --------   ----------
   Total assets..   $146,500   $ (4,485)   $ (146,500)  $16,328     $ (2,050)        $  --        $ (259,825)  $274,869   $2,217,949
                    ========   ========    ==========   =======     ========         =====        ==========   ========   ==========
  LIABILITIES AND
   SHAREHOLDERS'
      EQUITY
  ---------------
CURRENT
LIABILITIES:
 Accounts
 payable.........   $    --    $    --     $      --    $   --      $    --          $  --        $      --    $    --    $ 184,546
 Accrued
 compensation....        --         --            --        --           --             --               --         --       84,650
 Accrued
 liabilities.....        --         --            --        --           --             --               --         --       74,343
 Billings in
 excess of costs
 and estimated
 earnings on
 uncompleted
 contracts.......        --         --            --        --           --             --               --         --      129,106
 Deferred service
 revenue.........        --         --            --        --           --             --               --         --        5,022
 Income taxes
 payable.........        --      (1,749)          --     (3,745)      (3,350)           --               --         --          --
 Other current
 liabilities.....        --         --            --        --           --             --               --         --        2,746
                    ------- ----------- ------------ ---------- ------------- ----------------- ----------- ----------- -----------
   Total current
   liabilities....       --      (1,749)          --     (3,745)      (3,350)           --               --         --      480,413
REVOLVING CREDIT
FACILITY.........        --         --          3,500    24,800      131,300            --               --         --      489,943
TERM CREDIT
FACILITY.........        --         --            --        --           --             --               --         --      124,375
SENIOR SUBORDINATED
NOTES, net of
unamortized
discount.........        --         --            --        --      (130,000)           --               --         --      195,680
JUNIOR SUBORDINATED
NOTES............        --         --            --        --           --             --               --         --        4,150
CONVERTIBLE JUNIOR
SUBORDINATED
DEBENTURES............   --    (103,190)          --        --           --             --               --         --          --
DEFERRED TAX
LIABILITY........        --         --            --        --           --             --               --         --        3,729
OTHER LONG-TERM
LIABILITIES......        --         --            --        --           --             --               --         --        5,547
MANDATORILY
REDEEMABLE,
CONVERTIBLE
PREFERRED STOCK..    146,500    103,190           --        --           --             --               --         --      249,690
SHAREHOLDERS'
EQUITY
 Common stock....        --         --            (11)      --           --             --               (27)        34          60
 Additional paid-
 in capital......        --         --       (149,989)      --           --             --          (232,960)   274,835     585,051
 Retained
 earnings........        --      (2,736)          --     (4,727)         --             --           (26,838)       --       79,876
 Accumulated other
 comprehensive
 loss............        --          --           --         --            --                --          --          --        (565)
                    ------- ----------- ------------ ---------- ------------- ----------------- ----------- ----------- -----------
   Total
   shareholders'
   equity........        --      (2,736)     (150,000)   (4,727)         --             --          (259,825)   274,869     664,422
                    ------- ----------- ------------ ---------- ------------- ----------------- ----------- ----------- -----------
   Total
   liabilities and
   shareholders'
   equity........   $146,500   $ (4,485)   $ (146,500)  $16,328     $ (2,050)       $   --        $ (259,825)  $274,869  $2,217,949
                    ========   ========    ==========   =======     ========        ======        ==========   ========  ==========

   The accompanying notes are an integral part of these unaudited pro forma financial statements.

                               COMBINED COMPANY

                              September 30, 1999
                                (in thousands)

                                                          Refinancing
                                           -----------------------------------------
                             Pro Forma                              Write-off
                          Combined Company Refinance existing  Building One credit   Pro Forma
                              Prior to     revolver balances  line costs, net of tax  Combined
         ASSETS             Refinancing           (i)                  (j)            Company
         ------           ---------------- ------------------ ---------------------- ----------
CURRENT ASSETS:
 Cash and cash
 equivalents............     $      --          $    --              $   --          $      --
 Accounts receivable,
 net of allowance.......        679,491              --                  --             679,491
 Inventories............         28,848              --                  --              28,848
 Costs and estimated
 earnings in excess of
 billings on
 uncompleted
 contracts..............        100,174              --                  --             100,174
 Prepaid expenses and
 other current assets...         19,757              --                  --              19,757
 Deferred tax asset.....         14,174              --                  --              14,174
 Refundable income
 taxes..................          5,854              --                3,377              9,231
                             ----------         --------             -------         ----------
   Total current
   assets...............        848,298              --                3,377            851,675
                             ----------         --------             -------         ----------
PROPERTY AND EQUIPMENT,
net.....................        113,271              --                  --             113,271
GOODWILL AND OTHER
INTANGIBLES, net........      1,231,683              --                  --           1,231,683
DEFERRED DEBT ISSUE
COSTS, net..............         16,569           10,200              (8,658)            18,111
OTHER LONG-TERM ASSETS..          8,128              --                  --               8,128
                             ----------         --------             -------         ----------
   Total assets.........     $2,217,949         $ 10,200             $(5,281)        $2,222,868
                             ==========         ========             =======         ==========
    LIABILITIES AND
  SHAREHOLDERS' EQUITY
  --------------------
CURRENT LIABILITIES:
 Accounts payable.......     $  184,546         $    --              $   --          $  184,546
 Accrued compensation...         84,650              --                  --              84,650
 Accrued liabilities....         74,343              --                  --              74,343
 Billings in excess of
 costs and estimated
 earnings on
 uncompleted
 contracts..............        129,106              --                  --             129,106
 Deferred service
 revenue................          5,022              --                  --               5,022
 Income taxes payable...             --              --                  --                 --
 Other current
 liabilities............          2,746              --                  --               2,746
                             ----------         --------             -------         ----------
   Total current
   liabilities..........        480,413              --                  --             480,413
REVOLVING CREDIT
FACILITY................        489,943         (489,943)                --                 --
NEW CREDIT FACILITY--
Revolver................            --           324,518                 --             324,518
NEW CREDIT FACILITY--
Delayed Draw Term A.....            --           130,000                 --             130,000
NEW CREDIT FACILITY--
Term B..................            --           170,000                 --             170,000
TERM CREDIT FACILITY....        124,375         (124,375)                --                 --
SENIOR SUBORDINATED
NOTES, net of
unamortized discount....        195,680              --                  --             195,680
JUNIOR SUBORDINATED
NOTES...................          4,150              --                  --               4,150
CONVERTIBLE JUNIOR
SUBORDINATED DEBENTURES......        --               --                  --                 --
DEFERRED TAX LIABILITY..          3,729              --                  --               3,729
OTHER LONG-TERM
LIABILITIES.............          5,547              --                  --               5,547
MANDATORILY REDEEMABLE,
CONVERTIBLE PREFERRED
STOCK...................        249,690              --                  --             249,690
SHAREHOLDERS' EQUITY
 Common stock...........             60              --                  --                  60
 Additional paid-in
 capital................        585,051              --                  --             585,051
 Retained earnings......         79,876              --               (5,281)            74,595
 Accumulated other
 comprehensive loss.....           (565)             --                  --                (565)
                             ----------         --------             -------         ----------
   Total shareholders'
   equity...............        664,422              --               (5,281)           659,141
                             ----------         --------             -------         ----------
   Total liabilities and
   shareholders'
   equity...............     $2,217,949         $ 10,200             $(5,281)        $2,222,868
                             ==========         ========             =======         ==========

   The accompanying notes are an integral part of these unaudited pro forma financial statements.

                                COMBINED COMPANY

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1998
                     (in thousands, except per share data)

                                                                  Pro Forma
                                                                  Combined
                                       Building    Pro Forma       Company        Pro Forma    Pro Forma
                           GroupMAC      One        Merger        Prior to       Refinancing    Combined
                          Pro Forma   Pro Forma   Adjustments    Refinancing     Adjustments    Company
                          ----------  ----------  -----------    -----------     -----------   ----------
REVENUES................  $1,441,473  $1,604,336   $    --       $3,045,809        $   --      $3,045,809
COST OF SERVICES........   1,126,288   1,276,135        --        2,402,423            --       2,402,423
                          ----------  ----------   --------      ----------        -------     ----------
 Gross profit...........     315,185     328,201        --          643,386            --         643,386
SELLING, GENERAL AND
 ADMINISTRATIVE
 EXPENSES...............     190,990     182,983        --          373,973            --         373,973
AMORTIZATION OF
 GOODWILL...............      13,346      17,679        552 (a)      31,577            --          31,577
                          ----------  ----------   --------      ----------        -------     ----------
   Income from
    operations..........     110,849     127,539       (552)        237,836            --         237,836
OTHER INCOME (EXPENSE):
 Interest expense.......     (31,633)    (51,062)    10,770 (b)     (71,925)        (1,934)(g)    (73,859)
 Interest income........         --          --         --              --             --             --
 Other..................       1,415       3,777        --            5,192            --           5,192
                          ----------  ----------   --------      ----------        -------     ----------
   Income before income
    tax provision.......      80,631      80,254     10,218         171,103         (1,934)       169,169
INCOME TAX PROVISION....      35,213      38,771      4,233 (c)      78,217           (760)(h)     77,457
                          ----------  ----------   --------      ----------        -------     ----------
NET INCOME..............  $   45,418  $   41,483   $  5,985      $   92,886        $(1,174)    $   91,712
Preferred dividends.....         --          --     (18,356)(d)     (18,356)           --         (18,356)
Amortization of deferred
 issue costs on
 mandatorily redeemable,
 convertible preferred
 stock..................         --          --        (292)(e)        (292)           --            (292)
                          ----------  ----------   --------      ----------        -------     ----------
NET INCOME AVAILABLE TO
 COMMON SHAREHOLDERS....  $   45,418  $   41,483   $(12,663)     $   74,238        $(1,174)    $   73,064
                          ==========  ==========   ========      ==========        =======     ==========
NET INCOME PER SHARE--
 BASIC..................  $     1.18  $     1.57                 $     1.23 (f)                $     1.21 (i)
                          ==========  ==========                 ==========                    ==========
WEIGHTED AVERAGE
 SHARES--BASIC..........      38,412      26,357                     60,247 (f)                    60,247 (i)
                          ==========  ==========                 ==========                    ==========
NET INCOME PER SHARE--
 DILUTED................  $     1.17  $     1.47                 $     1.17 (f)                $     1.15 (i)
                          ==========  ==========                 ==========                    ==========
WEIGHTED AVERAGE
 SHARES--DILUTED........      38,968      31,538                     79,632 (f)                    79,632 (i)
                          ==========  ==========                 ==========                    ==========


    The accompanying notes are an integral part of these unaudited pro forma financial statements.

                                COMBINED COMPANY

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                     (in thousands, except per share data)

                                                                 Pro Forma
                                                                 Combined
                                       Building    Pro Forma      Company        Pro Forma    Pro Forma
                           GroupMAC      One        Merger       Prior to       Refinancing    Combined
                          Pro Forma   Pro Forma   Adjustments   Refinancing     Adjustments    Company
                          ----------  ----------  -----------   -----------     -----------   ----------
REVENUES................  $1,214,543  $1,363,487    $   --      $2,578,030        $  --       $2,578,030
COST OF SERVICES........     966,173   1,085,207        --       2,051,380           --        2,051,380
                          ----------  ----------    -------     ----------        ------      ----------
 Gross profit...........     248,370     278,280        --         526,650           --          526,650
SELLING, GENERAL AND
 ADMINISTRATIVE
 EXPENSES...............     152,942     157,331        --         310,273           --          310,273
RESTRUCTURING AND
 RECAPITALIZATION
 CHARGES................         --        8,020        --           8,020           --            8,020
AMORTIZATION OF
 GOODWILL...............      10,009      13,259        415 (a)     23,683           --           23,683
                          ----------  ----------    -------     ----------        ------      ----------
   Income from
    operations..........      85,419      99,670       (415)       184,674           --          184,674
OTHER INCOME (EXPENSE):
 Interest expense.......     (23,725)    (38,297)     8,078 (b)    (53,944)       (1,450)(g)     (55,394)
 Interest income........         --          --         --             --            --              --
 Other..................         444         511        --             955           --              955
                          ----------  ----------    -------     ----------        ------      ----------
   Income before income
    tax provision.......      62,138      61,884      7,663        131,685        (1,450)        130,235
INCOME TAX PROVISION....      27,058      28,744      3,119 (c)     58,921          (560)(h)      58,361
                          ----------  ----------    -------     ----------        ------      ----------
NET INCOME..............  $   35,080  $   33,140    $ 4,544     $   72,764        $ (890)     $   71,874
Preferred dividends.....         --          --     (13,767)(d)    (13,767)          --          (13,767)
Amortization of deferred
 issue costs on
 mandatorily redeemable,
 convertible preferred
 stock..................         --          --        (219)(e)       (219)          --             (219)
                          ----------  ----------    -------     ----------        ------      ----------
NET INCOME AVAILABLE TO
 COMMON SHAREHOLDERS....  $   35,080  $   33,140    $(9,442)    $   58,778        $ (890)     $   57,888
                          ==========  ==========    =======     ==========        ======      ==========
NET INCOME PER SHARE--
 BASIC..................  $     0.91  $     1.26                $     0.98 (f)                $     0.96 (i)
                          ==========  ==========                ==========                    ==========
WEIGHTED AVERAGE
 SHARES--BASIC..........      38,412      26,357                    60,247 (f)                    60,247 (i)
                          ==========  ==========                ==========                    ==========
NET INCOME PER SHARE--
 DILUTED................  $     0.91  $     1.17                $     0.92 (f)                $     0.91 (i)
                          ==========  ==========                ==========                    ==========
WEIGHTED AVERAGE
 SHARES--DILUTED........      38,737      31,538                    79,401 (f)                    79,401 (i)
                          ==========  ==========                ==========                    ==========


    The accompanying notes are an integral part of these unaudited pro forma financial statements.

                               COMBINED COMPANY

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

1. UNAUDITED PRO FORMA BALANCE SHEET ADJUSTMENTS

   The following summarizes the unaudited pro forma balance sheet adjustments (in thousands except per share amounts):

  a) Records the shares of preferred stock to be issued to Apollo in exchange for $150,000 in cash, net of estimated issuance costs of approximately $3,500.

  b) Records the shares of preferred stock to be issued to Apollo in exchange for the Building One convertible debt in the amount of $103,190 (including in-kind accrued interest of $3,190 through September 30, 1999). It is anticipated that the Building One convertible debt will have a balance of approximately $105 million as of the closing of the transactions. Also records the write-off of $4,485 of unamortized deferred debt issue costs associated with the Building One convertible debt and the associated tax benefit of $1,749 at a 39% effective tax rate directly to the combined company's retained earnings. This net of tax charge of $2,736 will be reflected in the historical statement of operations of the combined company upon consummation of the transactions. See Note 3.

  c) Records the maximum number of shares of GroupMAC common stock to be canceled in the cash election merger with the cash proceeds of the preferred stock issuance discussed in Note 1a above as follows:

    Estimated net proceeds from the issuance of shares of preferred stock........................................................... $146,500
    Borrowings under the GroupMAC credit agreement to replenish
     issuance costs deducted from the proceeds.......................    3,500
                                                                      --------
    Maximum cash available to cancel shares in the cash election merger.......................................................... $150,000
    Cash election price per share.................................... $  13.50
                                                                      --------
    Maximum number of shares available for cancellation in the cash
     election merger.................................................   11,111
                                                                      ========

  d) Records the estimated cash merger costs of GroupMAC and Building One along with the related tax benefit as follows:

                                                                     Building
                                                            GroupMAC   One
                                                            -------- --------
    Estimated nondeductible brokerage, legal, accounting
     and other professional fees........................... $ 8,765  $ 6,435
    Estimated deductible severance costs...................   1,850    6,000
    Estimated deductible office closing costs and other
     exit activities costs.................................     --     1,750
                                                            -------  -------
    Total estimated merger costs........................... $10,615  $14,185
                                                            =======  =======
    Tax benefit on deductible costs at 39%................. $   722  $ 3,023
                                                            =======  =======

   In connection therewith, the net of tax amount of $4,727 related to Building One severance and reserves for the closing of duplicate office space has been recorded directly to combined company retained earnings. This net of tax charge of $4,727 will be reflected in the historical statement of operations of combined company upon consummation of the transactions. See Note 3.

  e) Records the anticipated refinancing of GroupMAC's $130,000 Senior Subordinated Notes at 101% due to change of control provisions in the associated indenture. Also records the call premium of $1,300, the elimination of $10,246 in related deferred debt issue costs and the associated tax benefits of $4,503 at a 39% effective tax rate.

  f) Represents the elimination of GroupMAC's unamortized deferred debt issue costs of $3,323 related to its existing revolving credit facility and the associated tax benefit of $1,296 at a 39% effective tax rate.

  g) Records the elimination of GroupMAC's pro forma shareholders' equity as of September 30, 1999 after adjusting for the maximum number of shares of GroupMAC common stock to be cancelled in the cash election merger discussed in Note 1c above.

                                COMBINED COMPANY

1. UNAUDITED PRO FORMA BALANCE SHEET ADJUSTMENTS--(Continued)

  h) Records the effects of the reverse acquisition of GroupMAC by Building One, including the entries to adjust the par value of common stock of Building One to reflect the capital structure of GroupMAC, the legal surviving corporation in the merger, as follows:

                                                              Common   Options/
                                                              Stock    Warrants
                                                             --------  --------
    GroupMAC number of shares, options and warrants
     outstanding at September 30, 1999......................   38,411     4,916
    Maximum shares available for cancellation in the cash
     election merger........................................  (11,111)      --
                                                             --------  --------
    GroupMAC number of shares outstanding after the cash
     election merger........................................   27,300     4,916
    Reciprocal of the exchange ratio utilized to convert
     Building One shares to GroupMAC shares (1.00/1.25).....     0.80      0.80
                                                             --------  --------
    Building One equivalent shares..........................   21,840     3,933
    Building One five day share price average with 11/03/99
     as the midpoint/Black-Scholes option valuation......... $ 11.325  $   7.00
                                                             --------  --------
    Fair value of GroupMAC shares, options and warrants..... $247,338  $ 27,531
                                                             ========  ========
    Total value of shares, options and warrants on the
     reverse acquisition....................................           $274,869
    Estimated Building One merger costs.....................              6,435
                                                                       --------
    Total purchase consideration............................           $281,304
                                                                       ========

   The preliminary adjustments to revalue the assets and liabilities of GroupMAC to fair value and allocate the excess purchase consideration over the fair value of net assets are as follows:

    Book value of GroupMAC's net assets............................... $240,862
    Other intangible assets...........................................   10,000
    Goodwill..........................................................   30,442
                                                                       --------
                                                                       $281,304
                                                                       ========

     The book value of GroupMAC's net assets has been adjusted for the cancellation of shares of GroupMAC common stock in the cash election right, the elimination of deferred financing costs, and the accrual of merger costs and severance costs resulting from the merger.

     The pro forma financial information includes management's best estimate of restructuring costs that could result from the merger. In addition, the total consideration has been allocated to the assets and liabilities of GroupMAC based on management's best estimates of fair value. The other intangible assets primarily relate to workforce and customer lists. The purchase price allocation is subject to change in the fair value of GroupMAC's net assets on the effective date of the merger. These items will not be known until the effective date of the merger. Management does not believe the final purchase price allocation will differ materially from the preliminary purchase price allocation.

  i) Represents the refinancing of the GroupMAC and Building One existing revolving and term credit facilities with the $800 million of committed financing from Bank of America, N.A. and Chase Bank of Texas, N.A. (as co-lead arrangers and co-book managers). Also records estimated deferred debt issue costs of $10,200 related to this refinancing.

  j) Represents the elimination of Building One's unamortized deferred debt issue costs of $8,658 related to its existing revolving and term credit facility and the associated tax benefit of $3,377 at a 39% effective tax rate directly to the combined company's retained earnings. This net of tax charge of $5,281 will be reflected in the historical statement of operations of the combined company upon consummation of the transactions. See Note 3.

                                COMBINED COMPANY

2. UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS ADJUSTMENTS

   The following summarizes the unaudited pro forma statements of operations adjustments (in thousands except per share amounts):

  a) Reflects the adjustment necessary to reflect the amortization of goodwill and other intangible assets generated from the balance sheet adjustments discussed in Note 1 above. The goodwill is amortized over a 40-year estimated life and the other intangible assets are amortized over a weighted average estimated life of 15 years.

  b) Represents the adjustment necessary to reflect the net decrease in interest expense related to exchanging Building One convertible debt for preferred stock discussed in Note 1b, the financing of issuance costs for the cancellation of shares of GroupMAC common stock discussed in Note 1c, the financing of each company's merger costs discussed in Note 1d and the refinancing of GroupMAC's $130,000 Senior Subordinated Notes at 101% due to change in control provisions in the associated indenture discussed in
     Note 1e. A summary of the pro forma debt outstanding of the separate companies and the combined company and a summary of the pro forma interest expense (including amounts recognized in the historical financial statements and the separate company unaudited pro forma financial statements) are set forth in Note 5.

  c) Reflects the incremental provision for federal and state income taxes related to the reduction in interest expense discussed in Note 2b.

  d) Represents the annual and nine-month dividend yield on the $253,190 face amount of preferred stock issued discussed in Notes 1a and 1b above at a 7.25% coupon rate.

  e) Represents the annual and nine-month amortization of the estimated preferred stock issuance costs of $3,500 discussed in Note 1a over the twelve-year term of the preferred stock.

                                COMBINED COMPANY

2. UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS ADJUSTMENTS--(Continued)

  f) The calculation of the combined weighted average shares outstanding and basic and diluted earnings per share before refinancing adjustments is as follows (in thousands, except per share amounts):

                                                     Twelve Months  Nine Months
                                                         Ended         Ended
                                                     December 31,  September 30,
                                                         1998          1999
                                                     ------------- -------------
    Weighted Average Shares Outstanding:
    Basic:
    Weighted average shares outstanding--GroupMAC..      38,412        38,412
    Weighted average shares outstanding--Building
     One...........................................      26,357        26,357
                                                        -------      --------
    Weighted average shares outstanding--Combined..      64,769        64,769
    Maximum shares available for cancellation in
     the cash election merger discussed in Note
     1c............................................     (11,111)      (11,111)
    Incremental shares from conversion of Building
     One shares to GroupMAC shares at a 1.25 to
     1.00 ratio....................................       6,589         6,589
                                                        -------      --------
    Weighted average shares outstanding--Basic.....      60,247        60,247
                                                        =======      ========
    Diluted:
    Weighted average shares outstanding--GroupMAC..      38,968        38,737
    Weighted average shares outstanding--Building
     One...........................................      31,538        31,538
                                                        -------      --------
    Weighted average shares outstanding--Combined..      70,506        70,275
    Maximum shares available for cancellation in
     the cash election merger discussed in Note
     1c............................................     (11,111)      (11,111)
    Incremental shares from conversion of Building
     One shares to GroupMAC shares at a 1.25 to
     1.00 ratio....................................       6,589         6,589
    Elimination of dilutive effect of $103,190 face
     amount of Building One convertible debt
     exchanged for preferred stock discussed
     in Note 1b....................................      (4,586)       (4,586)
    Dilutive effect of $253,190 face amount of
     preferred stock at a $14.00 conversion price
     issued discussed in Note 1a and 1b............      18,085        18,085
    Incremental shares from conversion of Building
     One contingently issuable shares, options and
     warrants to GroupMAC shares at a 1.25 to 1.00
     ratio.........................................         149           149
                                                        -------      --------
    Weighted average shares outstanding--Diluted...      79,632        79,401
                                                        =======      ========
    Earnings Per Share:
    Basic Before Refinancing:
    Net income available to common shareholders....     $74,238      $ 58,778
    Basic weighted average shares outstanding......      60,247        60,247
                                                        -------      --------
    Basic earnings per share.......................     $  1.23      $   0.98
                                                        =======      ========
    Diluted Before Refinancing:
    Net income available to common shareholders....     $74,238      $ 58,778
    Plus preferred stock dividends.................      18,356        13,767
    Plus amortization of deferred preferred stock
     issuance costs................................         292           219
                                                        -------      --------
    Net income on an if-converted basis............     $92,886      $ 72,764
    Diluted weighted average shares outstanding....      79,632        79,401
                                                        -------      --------
    Diluted earnings per share.....................     $  1.17      $   0.92
                                                        =======      ========

                               COMBINED COMPANY

2. UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS ADJUSTMENTS--(Continued)


  g) Represents the adjustment necessary to reflect the net increase in interest expense related to the refinancing of the GroupMAC and Building One existing revolving and term credit facilities along with the financing of the estimated deferred debt issue costs of $10,200 related to this refinancing. A summary of the pro forma debt outstanding before and after the refinancing and a summary of the pro forma interest expense after the refinancing (including amounts recognized in the historical financial statements and the separate company unaudited pro forma financial statements) are set forth in Note 5. The impact of a 1/8% change on the effective interest rate applicable to the debt of the combined company which is subject to changes in interest rates would be $781 for the year ended December 31, 1998 and $585 for the nine months ended September 30, 1999.

  h) Represents the reduction of the provision for federal and state income taxes related to the refinancing activities reflected discussed in Note 2g.

  i) The calculation of the combined basic and diluted earnings per share after refinancing adjustments is as follows (in thousands, except per share amounts):

                                                    Twelve Months  Nine Months
                                                        Ended         Ended
                                                    December 31,  September 30,
                                                        1998          1999
                                                    ------------- -------------
    Earnings Per Share:
    Basic After Refinancing:
    Net income available to common shareholders...     $73,064       $57,888
    Basic weighted average shares from Note 2f....      60,247        60,247
                                                       -------       -------
    Basic earnings per share......................     $  1.21       $  0.96
                                                       =======       =======
    Diluted After Refinancing:
    Net income available to common shareholders...     $73,064       $57,888
    Plus preferred stock dividends................      18,356        13,767
    Plus amortization of deferred preferred stock
     issuance costs...............................         292           219
                                                       -------       -------
    Net income on an if-converted basis...........      91,712        71,874
    Diluted weighted average shares from Note 2f..      79,632        79,401
                                                       -------       -------
    Diluted earnings per share....................     $  1.15       $  0.91
                                                       =======       =======

3. SUMMARY OF NON RECURRING COSTS ASSOCIATED WITH THE TRANSACTIONS (in thousands)

   The accompanying unaudited pro forma statements of operations do not reflect the following costs and expenses that the combined company will record at the time of closing related to: (i) existing Building One financing arrangements to be extinguished; and (ii) severance and office closing costs and other exit activities costs, as a part of the transactions highlighted in
Note 1.

                               COMBINED COMPANY

3. SUMMARY OF NON RECURRING COSTS ASSOCIATED WITH THE TRANSACTIONS (in thousands)--(Continued)

   For pro forma financial statement purposes, these costs and expenses, net of tax effect, have been shown as a direct reduction to the combined company's retained earnings. However, these costs and expenses will be reflected in the historical statements of operations of the combined company upon consummation of the transactions and will be classified as follows:

   Selling, General and Administrative Expenses:
     Severance costs................................................... $6,000
     Office closing costs and other exit activities costs..............  1,750
                                                                        ------
       Total charge....................................................  7,750
     Tax benefit at 39%................................................  3,023
                                                                        ------
       Net of tax impact............................................... $4,727
                                                                        ======
   Extraordinary Items:
     Deferred debt issue costs on Building One convertible debt........ $4,485
     Deferred debt issue costs on Building One existing revolving and term credit facility.............................................  8,658
                                                                        ------
                                                                        13,143
     Tax benefit at 39%................................................  5,126
                                                                        ------
     Net of tax impact................................................. $8,017
                                                                        ======

4. RANGE OF POTENTIAL RESULTS UNDER CASH ELECTION RIGHT (amounts in thousands, except per share data)

   The accompanying unaudited pro forma financial statements have been prepared under the assumption that the GroupMAC shareholders will elect to receive the maximum amount of cash in exchange for their shares. Under this scenario, 100% of the $150 million of gross proceeds from the preferred stock issuance will be used for the cash election right, resulting in the cancellation of 11,111 shares of GroupMAC stock as discussed in Note 1c above. However, it is possible that less than 100% of these proceeds will be required to fund the cash election right, in which case the remaining funds could be used to either reduce outstanding borrowings under GroupMAC's credit agreement or repurchase shares of GroupMAC common stock on the open market. Any repurchase of shares of GroupMAC common stock on the open market is not expected to have a material difference on the accompanying pro forma financial information. The following summarizes the financial impact resulting from only 50%, or $75 million, of the gross proceeds of the preferred stock issuance required to be used for the cash election right, with the remaining funds used to reduce outstanding borrowings under GroupMAC's credit agreement (in each case, after consideration of the refinancing transactions discussed in Note 1i and 1j):

                                                                   September 30,
                                                                       1999
                                                                   -------------
   Balance Sheet:
   Proceeds used to cancel shares in cash election right..........  $   75,000
   Cash election price per share..................................  $    13.50
                                                                    ----------
   Shares to be canceled in cash election right...................       5,556
                                                                    ==========
   Goodwill.......................................................  $1,207,023
   Total assets ..................................................   2,198,208
   Long-term debt.................................................     749,348
   Total shareholders' equity.....................................     709,481

                                COMBINED COMPANY

4. RANGE OF POTENTIAL RESULTS UNDER CASH ELECTION RIGHT (amounts in thousands, except per share data)--(Continued)

                                                    Twelve Months  Nine Months
                                                        Ended         Ended
                                                    December 31,  September 30,
                                                        1998          1999
                                                    ------------- -------------
   Statements of Operations:
   Operating income................................   $238,461      $185,143
   Interest expense................................    (68,609)      (51,457)
   Net income......................................     95,523        74,760
   Net income available to common shareholders.....     76,875        60,774
   Net income per share--basic.....................   $   1.17      $   0.92
   Weighted average shares--basic..................     65,803        65,803
   Net income per share--diluted...................   $   1.12      $   0.88
   Weighted average shares--diluted................     85,188        84,957

                               COMBINED COMPANY

5. PRO FORMA INTEREST EXPENSE--PRO FORMA COMBINED COMPANY PRIOR TO REFINANCING (in thousands)

                                                        Merger Adjustments
                                           --------------------------------------------   Pro Forma
                     GroupMAC              Preferred                            Put       Combined
                       Pro    Building One   Stock      Conv Pref             GroupMAC     Company
                      Forma    Pro Forma   Issuance  Stock/Debenture Merger    Sr Sub     Prior to   Interest
                     Balances   Balances     Costs      Exchange      Costs    Notes     Refinancing   Rate
                     -------- ------------ --------- --------------- ------- ----------  ----------- --------
Long-Term Senior
Debt:
 Pro Forma
 September 30,
 1999 Existing
 Credit
 Agreements--
 GroupMAC..........  $218,844   $    --     $3,500     $      --     $10,615 $  131,300   $364,259     6.88%(i)
 Pro Forma
 September 30,
 1999 Existing
 Revolving Credit
 Facility--
 Building One......       --     111,499       --             --      14,185        --     125,684     7.73%(ii)
 Pro Forma
 September 30,
 1999 Existing
 Term Credit
 Facility--
 Building One......       --     124,375       --             --         --         --     124,375     7.73%(ii)
 Commitment fees
 under Credit
 Facility
 Agreements........       --         --        --             --         --         --         --
 Letter of Credit
 fees under Credit
 Facility
 Agreements........       --         --        --             --         --         --         --
 Amortization of
 deferred debt
 issue costs under
 Credit Facility
 Agreements........       --         --        --             --         --         --         --
                     --------   --------    ------     ----------    ------- ----------   --------
   Total long-term
   senior
   debt/interest
   expense.........  $218,844   $235,874    $3,500     $      --     $24,800 $  131,300   $614,318     8.04%
                     ========   ========    ======     ==========    ======= ==========   ========    ======
Long-Term Senior
Subordinated Debt:
 Pro Forma
 September 30,
 1999 senior
 subordinated
 notes--GroupMAC.... $130,000   $    --     $  --      $      --     $   --  $ (130,000)  $    --
 Pro Forma
 September 30,
 1999 senior
 subordinated
 notes--Building
 One...............       --     200,000       --             --         --         --     200,000    10.50%(vi)
 Unamortized
 balance of
 discount on
 Building One
 senior
 subordinated
 notes..............      --      (4,320)      --             --         --         --      (4,320)
 Amortization of
 deferred debt
 issue costs and
 discount..........       --         --        --             --         --         --         --
                     --------   --------    ------     ----------    ------- ----------   --------
   Total long-term
   senior
   subordinated
   debt/interest
   expense.........  $130,000   $195,680    $  --      $      --     $   --  $ (130,000)  $195,680    11.38%
                     ========   ========    ======     ==========    ======= ==========   ========    ======
Long-Term Junior
Subordinated Debt:
 Pro Forma
 September 30,
 1999 long-term
 junior
 subordinated
 debentures........  $  1,650   $    --     $  --      $      --     $   --  $      --    $  1,650     6.00%(viii)
 Pro Forma
 September 30,
 1999 long-term
 junior
 subordinated
 note..............  $  2,500        --        --             --         --                  2,500     7.50%(viii)
                     --------   --------    ------     ----------    ------- ----------   --------
                     $  4,150   $    --     $  --      $      --     $   --  $      --    $  4,150     6.92%
                     ========   ========    ======     ==========    ======= ==========   ========    ======
Long-Term
Convertible Junior
Subordinated Debt:
 Pro Forma
 September 30,
 1999 long-term
 convertible
 junior
 subordinated
 debt..............  $    --    $103,190    $  --      $ (103,190)   $   --  $      --    $    --
                     --------   --------    ------     ----------    ------- ----------   --------
                     $    --    $103,190    $  --      $ (103,190)   $   --  $      --    $    --
                     ========   ========    ======     ==========    ======= ==========   ========
Total debt/interest
expense............  $352,994   $534,744    $3,500     $ (103,190)   $24,800 $    1,300   $814,148     8.83%
                     ========   ========    ======     ==========    ======= ==========   ========    ======
                       Pro Forma Combined Company
                          Prior to Refinancing
                     -------------------------------
                            Interest Expense
                     -------------------------------
                                           Nine
                          Twelve       Months Ended
                       Months Ended    September 30,
                     December 31, 1998      1999
                     ----------------- -------------
Long-Term Senior
Debt:
 Pro Forma
 September 30,
 1999 Existing
 Credit
 Agreements--
 GroupMAC..........       $25,059         $18,794
 Pro Forma
 September 30,
 1999 Existing
 Revolving Credit
 Facility--
 Building One......         9,717           7,288
 Pro Forma
 September 30,
 1999 Existing
 Term Credit
 Facility--
 Building One......         9,615           7,211
 Commitment fees
 under Credit
 Facility
 Agreements........         1,330(iii)        998
 Letter of Credit
 fees under Credit
 Facility
 Agreements........            48(iv)          36
 Amortization of
 deferred debt
 issue costs under
 Credit Facility
 Agreements........         3,593(v)        2,695
                     ----------------- -------------
   Total long-term
   senior
   debt/interest
   expense.........       $49,362         $37,022
                     ================= =============
Long-Term Senior
Subordinated Debt:
 Pro Forma
 September 30,
 1999 senior
 subordinated
 debt--GroupMAC....       $   --          $   --
 Pro Forma
 September 30,
 1999 senior
 subordinated
 debt--Building
 One...............        21,000          15,750
 Unamortized
 balance of
 discount on
 Building One
 senior
 subordinated
 debt..............
 Amortization of
 deferred debt
 issue costs and
 discount..........         1,276(vii)        957
                     ----------------- -------------
   Total long-term
   senior
   subordinated
   debt/interest
   expense.........       $22,276         $16,707
                     ================= =============
Long-Term Junior
Subordinated Debt:
 Pro Forma
 September 30,
 1999 long-term
 junior
 subordinated
 note..............       $    99         $    74
 Pro Forma
 September 30,
 1999 long-term
 junior
 subordinated
 note..............           188             141
                     ----------------- -------------
                          $   287         $   215
                     ================= =============
Long-Term
Convertible Junior
Subordinated Debt:
 Pro Forma
 September 30,
 1999 long-term
 convertible
 junior
 subordinated
 debt..............       $   --          $   --
                     ----------------- -------------
                          $   --          $   --
                     ================= =============
Total debt/interest
expense............       $71,925         $53,944
                     ================= =============

----
(i) Represents the interest rate on the existing GroupMAC credit facility as reported in Note 5 to the separate company pro forma financial statements.
(ii) Represents the interest rate on the existing Building One credit facility as reported in Note 5 to the separate company pro forma financial statements.
(iii) Represents the combined pro forma amounts of the commitment fees under both the Building One and GroupMAC credit facilities based on the borrowing levels of each company as reported in Note 5 of their respective separate company pro forma financial statements.
(iv) Represents fees related to letter of credit commitments under the existing GroupMAC credit facility as reported in Note 5 to the separate company pro forma financial statements.
(v) Represents the combined pro forma amortization of deferred debt issue costs related to the establishment of the existing credit facilities of both GroupMAC and Building One over the existing lives of these facilities as reported in Note 5 of their respective pro forma financial statements.
(vi) Represents the coupon rate of interest on the Building One senior subordinated notes as reported in the separate company pro forma interest calculation.
(vii) Represents the pro forma amortization of the deferred debt issue costs and the discount recorded at issuance of the existing Building One senior subordinated notes over the ten-year life of this debt.
(viii) Represents the contractual rates on the existing issuances of junior subordinated debt of GroupMAC as reported in Note 5 to the separate company pro forma financial statements.

                               COMBINED COMPANY

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

5. PRO FORMA INTEREST EXPENSE--PRO FORMA COMBINED COMPANY (in thousands)




                                       Refinancing                                Pro Forma Combined Company
                                       Adjustments                                      Interest Expense
                          Pro Forma  ------------------                         ---------------------------------
                          Combined   Refinance    New                                                   Nine
                           Company   Existing   Facility Pro Forma                 Twelve Months    Months Ended
                          Prior to   Revolver    Fees &  Combined   Interest           Ended        September 30,
                         Refinancing Balances    Costs    Company     Rate       December 31, 1998      1999
                         ----------- ---------  -------- ---------  --------     -----------------  -------------
Long-Term Senior Debt:
 Pro Forma September
 30, 1999 Existing
 Credit Agreements--
 GroupMAC...............  $364,259   $(364,259) $    --  $     --                     $    --          $    --
 Pro Forma September
 30, 1999 Existing
 Revolving Credit
 Facility--Building
 One....................   125,684    (125,684)      --        --                          --               --
 Pro Forma September
 30, 1999 Existing Term
 Credit Facility--
 Building One...........   124,375    (124,375)      --        --                          --               --
 Refinance with New
 Facility--Revolver.....        --     314,318   10,200   324,518     7.50%(i)         24,339           18,254
 Refinance with New
 Facility--Delayed Draw
 Term Loan A............        --     130,000       --   130,000     8.00%(ii)        10,400            7,800
 Refinance with New
 Facility--Term Loan
 B......................        --     170,000       --   170,000     8.00%(iii)       13,600           10,200
 Commitment fees under
 Credit Facility
 Agreements.............        --          --       --        --                         877(iv)          658
 Letter of Credit fees
 under Credit Facility
 Agreements.............        --          --       --        --                          64(v)            48
 Amortization of
 deferred debt issue
 costs under Credit
 Facility Agreements....        --          --       --        --                       2,016(vi)        1,512
                          --------   ---------  -------  --------                     -------          -------
   Total long-term
   senior debt/interest
   expense..............  $614,318   $      --  $10,200  $624,518     8.21%           $51,296          $38,472
                          ========   =========  =======  ========    ======           =======          =======
Long-Term Senior
Subordinated Debt:
 Pro Forma September
 30, 1999 senior
 subordinated notes--
 Building One...........  $200,000   $      --  $    --  $200,000    10.50%(vii)      $21,000          $15,750
 Unamortized balance of
 discount on Building
 One senior
 subordinated notes......   (4,320)         --       --    (4,320)
 Amortization of
 deferred debt issue
 costs and discount.....        --          --       --        --                       1,276(viii)        957
                          --------   ---------  -------  --------                     -------          -------
   Total long-term
   senior subordinated
   debt/interest
   expense..............  $195,680   $      --  $    --  $195,680    11.38%           $22,276          $16,707
                          ========   =========  =======  ========    ======           =======          =======
Long-Term Junior
Subordinated Debt:
 Pro Forma September
 30, 1999 long-term
 junior subordinated
 note...................  $  1,650   $      --  $    --  $  1,650     6.00%(ix)       $    99          $    74
 Pro Forma September
 30, 1999 long-term
 junior subordinated
 note...................     2,500          --              2,500     7.50%(ix)           188              141
                          --------   ---------  -------  --------                     -------          -------
                          $  4,150   $      --  $    --  $  4,150     6.92%           $   287          $   215
                          ========   =========  =======  ========    ======           =======          =======
Total debt/interest
expense.................  $814,148   $      --  $10,200  $824,348     8.96%           $73,859          $55,394
                          ========   =========  =======  ========    ======           =======          =======

----
(i) Represents interest rate on the new revolving credit facility calculated as base rate of 5.5% plus applicable margin of 2.0%.
(ii) Represents interest rate on the new delayed draw term loan A credit facility calculated as base rate of 5.5% plus applicable margin of 2.5%.
(iii) Represents interest rate on the new term loan B credit facility calculated as base rate of 5.5% plus applicable margin of 2.5%.
(iv) Represents commitment fees under the new credit facilities based on a rate of 0.5% on the amount available under the new credit facilities after reflecting pro forma borrowings.
(v) Represents letter of credit fees on pro forma borrowings of $3,190 under letter of credit agreements at an annual rate of 2.0%.
(vi) Represents amortization over the terms of the respective credit facilities of deferred debt issuance costs relating to establish of these new credit facilities.
(vii) Represents the coupon rate of interest on the Building One senior subordinated notes as reported in Note 5 to the separate company pro forma financial statements.
(viii) Represents the pro forma amortization of the deferred debt issue costs and the discount recorded at issuance of the existing Building One senior subordinated notes over the ten-year life of this debt.
(ix) Represents the contractual rates on the existing issuances of junior subordinated debt of GroupMAC as reported in Note 5 to the separate company pro forma financial statements.

                        GROUP MAINTENANCE AMERICA CORP.

                   UNAUDITED PRO FORMA FINANCIAL STATEMENTS

   The following unaudited pro forma financial statements utilize the historical financial statements of GroupMAC as of September 30, 1999 and for the nine months ended September 30, 1999, and for the year ended December 31, 1998 and give effect to (i) the pre-acquisition financial information of 39 companies acquired during 1998 (the "1998 Acquisition Companies") and (ii) the pre-acquisition financial information of 13 companies acquired during 1999 (the "1999 Acquisition Companies").

   All of the acquisitions were accounted for under the purchase method of accounting. These unaudited pro forma combined financial statements are based on the historical financial statements of the acquired companies and estimates and assumptions set forth below and in the notes to the unaudited pro forma financial statements.

   The unaudited pro forma balance sheet represents the historical consolidated balance sheet of GroupMAC as adjusted for the refinancing transactions highlighted in Note 3 below as if such transactions occurred on September 30, 1999. The accompanying unaudited pro forma statements of operations of GroupMAC combine the historical statements of operations of GroupMAC and the statements of operations of the acquired entities as if such acquisitions had occurred on January 1, 1998.

   GroupMAC has analyzed the savings that it expects to realize from reductions in salaries and certain benefits to the owners of the acquired companies. To the extent the owners of the acquired entities have agreed prospectively to reductions in salary, bonuses and benefits, these reductions have been reflected in the unaudited pro forma combined statements of operations.

   The pro forma adjustments are based on available information and certain assumptions that management deems appropriate and may be revised as additional information becomes available. The pro forma financial data do not purport to represent what GroupMAC's financial position or results of operations would actually have been if such transactions had in fact occurred on those dates and are not necessarily representative of GroupMAC's financial position or results of operations for any future period. Since the acquisitions have not historically been under common control or management, historical pro forma results may not be indicative of or comparable to future performance. The unaudited pro forma financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in GroupMAC's annual report on Form 10-K/A for the fiscal year ended December 31, 1998 and the unaudited consolidated condensed financial statements and notes thereto included in GroupMAC's quarterly report on Form 10-Q for the quarter ended September 30, 1999.

                        GROUP MAINTENANCE AMERICA CORP.

                       UNAUDITED PRO FORMA BALANCE SHEET

                               September 30, 1999
                                 (in thousands)

                                                       Pro Forma
                                            GroupMAC  Adjustments     Pro Forma
                                           ---------- -----------     ---------
                  ASSETS
CURRENT ASSETS:
 Cash and cash equivalents................ $    6,496   $(6,496)(a)   $     --
 Accounts receivable, net of allowance....    317,344        --        317,344
 Inventories..............................     20,635        --         20,635
 Costs and estimated earnings in excess of
  billings on uncompleted contracts.......     50,299        --         50,299
 Prepaid expenses and other current
  assets..................................      8,167        --          8,167
 Deferred tax asset.......................      9,750        --          9,750
                                           ----------   -------       --------
  Total current assets....................    412,691    (6,496)       406,195
PROPERTY AND EQUIPMENT, net...............     55,913        --         55,913
GOODWILL, net.............................    518,003        --        518,003
DEFERRED DEBT ISSUE COSTS.................     13,568        --         13,568
OTHER LONG-TERM ASSETS....................      1,744        --          1,744
                                           ----------   -------       --------
  Total assets............................ $1,001,919   $(6,496)      $995,423
                                           ==========   =======       ========
   LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
 Short-term borrowings and current
  maturities of long-term debt............ $    1,408   $(1,408)(b)   $     --
 Accounts payable.........................     92,510        --         92,510
 Accrued compensation.....................     42,981        --         42,981
 Accrued liabilities......................     27,934        --         27,934
 Due to related parties...................      5,432    (5,432)(c)         --
 Billings in excess of costs and estimated
  earnings on uncompleted contracts.......     47,997        --         47,997
 Deferred service revenue.................      5,022        --          5,022
 Income taxes payable.....................      8,844        --          8,844
 Other current liabilities................      2,746        --          2,746
                                           ----------   -------       --------
  Total current liabilities...............    234,874    (6,840)       228,034
REVOLVING CREDIT FACILITY.................    218,500       344 (a-c)  218,844
SENIOR SUBORDINATED NOTES.................    130,000        --        130,000
JUNIOR SUBORDINATED NOTES.................      4,150        --          4,150
DEFERRED TAX LIABILITY....................      1,486        --          1,486
OTHER LONG-TERM LIABILITIES...............      3,084        --          3,084
SHAREHOLDERS' EQUITY
 Common stock.............................         38        --             38
 Additional paid-in capital...............    382,949        --        382,949
 Retained earnings........................     26,838        --         26,838
                                           ----------   -------       --------
  Total shareholders' equity..............    409,825        --        409,825
                                           ----------   -------       --------
  Total liabilities and shareholders'
   equity................................. $1,001,919   $(6,496)      $995,423
                                           ==========   =======       ========

    The accompanying notes are an integral part of these unaudited pro forma financial statements.

                        GROUP MAINTENANCE AMERICA CORP.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1998
                     (in thousands, except per share data)

                                      1998        1999
                                   Acquisition Acquisition  Pro Forma
                         GroupMAC   Companies   Companies  Adjustments    Pro Forma
                         --------  ----------- ----------- -----------    ----------
REVENUES................ $761,541   $314,878    $365,054    $     --      $1,441,473
COST OF SERVICES........  585,396    248,518     292,374          --       1,126,288
                         --------   --------    --------    --------      ----------
  Gross profit..........  176,145     66,360      72,680          --         315,185
SELLING, GENERAL AND
 ADMINISTRATIVE
 EXPENSES...............  118,119     43,934      40,155     (11,218)(a)     190,990
AMORTIZATION OF
 GOODWILL...............    5,960         --          --       7,386(b)       13,346
                         --------   --------    --------    --------      ----------
  Income from
   operations...........   52,066     22,426      32,525       3,832         110,849
OTHER INCOME (EXPENSE):
  Interest expense......   (6,595)      (749)     (1,583)    (22,706)(c)     (31,633)
  Interest income.......      407        271         299        (977)(d)          --
  Other.................      377        496         542          --           1,415
                         --------   --------    --------    --------      ----------
  Income before income
   tax provision........   46,255     22,444      31,783     (19,851)         80,631
INCOME TAX PROVISION....   20,326      1,124       5,099       8,664(e)       35,213
                         --------   --------    --------    --------      ----------
NET INCOME.............. $ 25,929   $ 21,320    $ 26,684    $(28,515)     $   45,418
                         ========   ========    ========    ========      ==========
NET INCOME PER SHARE--
 BASIC.................. $   0.94                                         $     1.18
                         ========                                         ==========
WEIGHTED AVERAGE
 SHARES--BASIC..........   27,544                                             38,412(f)
                         ========                                         ==========
NET INCOME PER SHARE--
 DILUTED................ $   0.93                                         $     1.17
                         ========                                         ==========
WEIGHTED AVERAGE
 SHARES--DILUTED........   27,948                                             38,968(f)
                         ========                                         ==========


    The accompanying notes are an integral part of these unaudited pro forma financial statements.

                        GROUP MAINTENANCE AMERICA CORP.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                     (in thousands, except per share data)

                                           1999
                           GroupMAC and Acquisition  Pro Forma
                           Subsidiaries  Companies  Adjustments   Pro Forma
                           ------------ ----------- -----------   ----------
REVENUES.................   $1,121,471    $93,072     $    --     $1,214,543
COST OF SERVICES.........      890,287     75,886          --        966,173
                            ----------    -------     -------     ----------
  Gross profit...........      231,184     17,186          --        248,370
SELLING, GENERAL AND
 ADMINISTRATIVE
 EXPENSES................      142,829     10,823        (710)(a)    152,942
AMORTIZATION OF
 GOODWILL................        9,234         --         775 (b)     10,009
                            ----------    -------     -------     ----------
  Income from
   operations............       79,121      6,363         (65)        85,419
OTHER INCOME (EXPENSE):
  Interest expense.......      (20,777)      (152)     (2,796)(c)    (23,725)
  Interest income........          314        106        (420)(d)         --
  Other..................          529        (85)         --            444
                            ----------    -------     -------     ----------
   Income before income
    tax provision........       59,187      6,232      (3,281)        62,138
INCOME TAX PROVISION.....       25,767        615         676 (e)     27,058
                            ----------    -------     -------     ----------
NET INCOME...............   $   33,420    $ 5,617     $(3,957)    $   35,080
                            ==========    =======     =======     ==========
NET INCOME PER SHARE--
 BASIC...................   $     0.91                            $     0.91
                            ==========                            ==========
WEIGHTED AVERAGE SHARES--
 BASIC...................       36,646                                38,412 (f)
                            ==========                            ==========
NET INCOME PER SHARE--
 DILUTED.................   $     0.90                            $     0.91
                            ==========                            ==========
WEIGHTED AVERAGE SHARES--
 DILUTED.................       36,980                                38,737 (f)
                            ==========                            ==========


    The accompanying notes are an integral part of these unaudited pro forma financial statements.

                        GROUP MAINTENANCE AMERICA CORP.

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

1. BACKGROUND

   The respective results of operations for the 1998 Acquisition Companies from January 1, 1998 to the dates of the acquisitions were combined with the actual results of operations of the Company and the 1999 Acquisition Companies for the twelve months ended December 31, 1998 to determine the pro forma results of operations for the twelve months ended December 31, 1998.

   The respective results of operations for the 1999 Acquisition Companies from January 1, 1999 to the dates of acquisition were combined with the actual results of operations of the Company for the nine months ended September 30, 1999 to determine the pro forma results of operations for the nine months ended September 30, 1999.

2. ACQUISITIONS

   The results of operations of the acquired businesses are included in the actual results of operations of GroupMAC from the date of acquisition, and the historical balance sheet at September 30, 1999 includes all acquisitions completed by GroupMAC to date. All of the acquisitions are accounted for as purchases. The cash consideration associated with the acquisition of the 1999 Acquisition Companies was provided by borrowings under an amended and restated credit agreement (the "Credit Agreement").

   Several former owners of the acquired companies have the ability to receive additional amounts of purchase price, payable in cash and common stock in 1999 through 2001, contingent upon the occurrence of future events. GroupMAC will record such contingent consideration as additional purchase price when earned. GroupMAC currently estimates the unearned contingent consideration under these agreements to approximate $6.0 million in cash and shares of common stock as of September 30, 1999.

3. UNAUDITED PRO FORMA BALANCE SHEET ADJUSTMENTS

   The following summarizes unaudited pro forma combined balance sheet adjustments:

  a) Records the utilization of cash on hand at September 30, 1999 to reduce borrowings in connection with acquisitions under the Credit Agreement.

  b) Records the refinancing of debt assumed and outstanding at September 30, 1999 in connection with acquisitions completed prior to that date through borrowings under the Credit Agreement.

  c) Records the funding of amounts due to related parties at September 30, 1999 in connection with acquisitions completed prior to that date through borrowings under the Credit Agreement.

4. UNAUDITED PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS

   The following summarizes unaudited pro forma combined statement of operations adjustments:

  a) Reflects the prospective reduction in salaries, bonuses and benefits to the owners of the acquired companies to which they have agreed. These reductions in salaries, bonuses and benefits are in accordance with the terms of the employment agreements. Such employment agreements are primarily for three years, contain restrictions related to competition and provide severance for termination of employment in certain circumstances.

  b) Reflects the amortization of goodwill to be recorded as a result of the acquisitions over a 40-year estimated life.

                        GROUP MAINTENANCE AMERICA CORP.

  c) Represents the adjustment necessary to reflect interest expense related to borrowings under the Credit Agreement to fund the cash portion of the purchase price and the assumption of debt related to the 1998 and 1999 Acquisition Companies, interest related to Senior Subordinated Notes used to retire amounts outstanding under the Credit Agreement, and interest related to the junior subordinated debt. A summary of the historical and pro forma debt outstanding and a summary of the pro forma interest expense (including amounts recognized in the historical financial statements) assuming the acquisitions occurred on January 1, 1998, follows in Note 5.

  d) Reflects the reduction to historical interest income related to existing and acquired cash, all of which is assumed to be used for the acquisition of the 1998 and 1999 Acquisition Companies.

  e) Reflects the incremental provision for federal and state income taxes relating to the compensation differential and other pro forma adjustments discussed in this Note 4 as well as income taxes on S Corporation earnings.

  f) Weighted average shares outstanding include the following (in thousands):

                                                                   Nine Months
                                                    Twelve Months     Ended
                                                        Ended     September 30,
                                                    December 31,  -------------
                                                        1998          1999
                                                    ------------- -------------
   Shares issued and outstanding at September 30,
    1999..........................................     38,344        38,344
   Shares to be issued for companies acquired
    prior to September 30, 1999...................         68            68
                                                       ------        ------
   Weighted average shares outstanding--basic.....     38,412        38,412
   Incremental effect of options and warrants on
    shares outstanding............................        556           325
                                                       ------        ------
   Weighted average shares outstanding--diluted...     38,968        38,737
                                                       ======        ======

                        GROUP MAINTENANCE AMERICA CORP.

5. PRO FORMA INTEREST EXPENSE (in thousands)

                                                                                         Interest Expense
                                                                                    ------------------------------
                                                   September 30,                    Twelve Months     Nine Months
                                                       1999                             Ended            Ended
                         September 30,  Pro Forma    Pro Forma         Interest     December 31,     September 30,
                         1999 Balances Adjustments   Balances            Rate           1998             1999
                         ------------- ----------- -------------       --------     -------------    -------------
Short-Term Senior Debt:
 Historical September
  30, 1999 short-term
  debt..................   $  1,408      $(1,408)    $     --                          $    --          $    --
                           --------      -------     --------                          -------          -------
   Total short-term
    senior debt/interest
    expense.............   $  1,408      $(1,408)    $     --(i)                       $    --          $    --
                           ========      =======     ========                          =======          =======
Long-Term Senior Debt:
 Historical September
  30, 1999 Credit
  Agreement.............   $218,500      $(1,064)    $217,436            6.88%(iii)    $14,959          $11,219
 Refinance short-term
  debt..................         --        1,408        1,408            6.88%(iii)         97               73
 Letter of Credit Fees
  under the Credit
  Agreement.............         --           --           --                               48               36
 Commitment Fees under
  the Credit
  Agreement.............         --           --           --                              762(vi)          572
 Amortization of
  related deferred debt
  issue costs...........         --           --           --                            1,704(vii)       1,278
                           --------      -------     --------                          -------          -------
   Total long-term
    senior debt/interest
    expense.............   $218,500      $   344     $218,844(i),(ii)    8.03%         $17,570          $13,178
                           ========      =======     ========           ======         =======          =======
Long-Term Senior
 Subordinated Debt:
 Historical September
  30, 1999 Senior
  Subordinated Notes....   $130,000      $    --     $130,000            9.75%(iv)     $12,675          $ 9,506
 Amortization of
  related deferred debt
  issue costs...........         --           --           --                            1,101(viii)        826
                           --------      -------     --------                          -------          -------
   Total long-term
    senior subordinated
    debt/interest
    expense.............   $130,000      $    --     $130,000           10.60%         $13,776          $10,332
                           ========      =======     ========           ======         =======          =======
Long-Term Junior
 Subordinated Debt:
 Historical September
  30, 1999 long-term
  debt..................   $  1,650      $    --     $  1,650            6.00%(v)      $    99          $    74
 Historical September
  30, 1999 long-term
  debt..................      2,500           --        2,500            7.50%(v)          188              141
                           --------      -------     --------                          -------          -------
   Total long-term
    junior subordinated
    debt/interest
    expense.............   $  4,150      $    --     $  4,150            6.92%         $   287          $   215
                           ========      =======     ========           ======         =======          =======
Total debt/interest
 expense................   $354,058      $(1,064)    $352,994            8.96%         $31,633          $23,725
                           ========      =======     ========           ======         =======          =======

--------
(i)    Represents total senior indebtedness.
(ii)   Represents total guarantor senior indebtedness.
(iii)  Represents the current borrowing rates under the Credit Agreement.
(iv)   Represents the coupon interest rate for the Senior Subordinated Notes.
(v) Represents the respective contractual interest rates for these issues of junior subordinated debt.
(vi) Represents commitment fees on unused capacity on the Credit Agreement at an annual rate of 0.375%.
(vii) Represents amortization of deferred debt issue costs over the remaining life of the Credit Agreement.
(viii) Represents amortization of deferred debt issue costs over the ten-year life of the related Senior Subordinated Notes.

                       BUILDING ONE SERVICES CORPORATION

                              UNAUDITED PRO FORMA
                             FINANCIAL STATEMENTS

   The following unaudited pro forma financial statements utilize the historical financial statements of Building One as of September 30, 1999 and for the nine months ended September 30, 1999, and for the year ended December 31, 1998 and give effect to (i) the tender offer that occurred in February 1999, including the financing of the tender offer, (ii) the pre-acquisition financial information of 26 companies acquired during 1998 which were accounted for under the purchase method of accounting (the "1998 Acquisition Companies"), and (iii) the pre-acquisition financial information of 17 companies acquired during 1999 which were accounted for under the purchase method of accounting (the "1999 Acquisition Companies").

   These unaudited pro forma combined financial statements are based on the historical financial statements of the acquired companies and estimates and assumptions set forth below and in the notes to the unaudited pro forma financial statements.

   The unaudited pro forma balance sheet represents the historical consolidated balance sheet of Building One as adjusted for the refinancing transactions highlighted in Note 3 below as if such transactions occurred on September 30, 1999. The accompanying unaudited pro forma statements of operations give effect to the tender offer that occurred in February 1999, including the refinancing of the tender offer, and combines the historical statements of operations of Building One and the statements of operations of the acquired entities as if all such transactions had occurred on January 1, 1998.

   Building One has analyzed the savings that it expects to realize from reductions in salaries and certain benefits to the owners of the acquired companies. To the extent the owners of the acquired entities have agreed prospectively to reductions in salary, bonuses and benefits, these reductions have been reflected in the unaudited pro forma combined statements of operations.

   The pro forma adjustments are based on available information and certain assumptions that management deems appropriate and may be revised as additional information becomes available. The pro forma financial data do not purport to represent what Building One's financial position or results of operations would actually have been if such transactions had in fact occurred on those dates and are not necessarily representative of Building One's financial position or results of operations for any future period. Since the acquisitions have not historically been under common control or management, historical pro forma results may not be indicative of or comparable to future performance. The unaudited pro forma financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in Building One's annual report on Form 10-K for the fiscal year ended December 31, 1998 and the unaudited consolidated condensed financial statements and notes thereto included in Building One's quarterly report on Form 10-Q for the quarter ended September 30, 1999.

                       BUILDING ONE SERVICES CORPORATION

                       UNAUDITED PRO FORMA BALANCE SHEET

                               September 30, 1999
                                 (in thousands)

                                          Building    Pro Forma
                ASSETS                      One      Adjustments      Pro Forma
                ------                   ----------  -----------      ----------
CURRENT ASSETS:
  Cash and cash equivalents............  $   14,522   $(14,522)(a)    $       --
  Accounts receivable, net of
   allowance...........................     362,147         --           362,147
  Inventories..........................       8,213         --             8,213
  Costs and estimated earnings in
   excess of billings on uncompleted
   contracts...........................      49,875         --            49,875
  Prepaid expenses and other current
   assets..............................      11,590         --            11,590
  Deferred tax asset...................       4,424         --             4,424
  Refundable income taxes..............       3,405         --             3,405
                                         ----------   --------        ----------
    Total current assets...............     454,176    (14,522)          439,654
                                         ----------   --------        ----------
PROPERTY AND EQUIPMENT, net............      57,358         --            57,358
GOODWILL, net..........................     673,238         --           673,238
DEFERRED DEBT ISSUE COSTS, net.........      21,055         --            21,055
OTHER LONG-TERM ASSETS.................       6,384         --             6,384
                                         ----------   --------        ----------
    Total assets.......................  $1,212,211   $(14,522)       $1,197,689
                                         ==========   ========        ==========
 LIABILITIES AND STOCKHOLDERS' EQUITY
 ------------------------------------
CURRENT LIABILITIES:
  Short-term borrowings and current
   maturities of long-term debt........  $    3,106   $ (3,106)(b)    $       --
  Accounts payable.....................      92,036         --            92,036
  Accrued compensation.................      41,669         --            41,669
  Accrued liabilities..................      46,409         --            46,409
  Due to related parties...............       4,083     (4,083)(c)            --
  Billings in excess of costs and
   estimated earnings on uncompleted
   contracts...........................      81,109         --            81,109
  Other current liabilities............          --         --                --
                                         ----------   --------        ----------
    Total current liabilities..........     268,412     (7,189)          261,223
REVOLVING CREDIT FACILITY..............     116,500     (5,001)(a-c)     111,499
TERM CREDIT FACILITY...................     124,375         --           124,375
SENIOR SUBORDINATED NOTES, net of
 unamortized discount..................     195,680         --           195,680
CONVERTIBLE JUNIOR SUBORDINATED
 DEBENTURES............................     103,190         --           103,190
LONG TERM DEBT.........................       2,332     (2,332)(b)            --
DEFERRED TAX LIABILITY.................       2,243         --             2,243
OTHER LONG-TERM LIABILITIES............       2,463         --             2,463
STOCKHOLDERS' EQUITY
  Common stock.........................          26         --                26
  Additional paid-in capital...........     310,216         --           310,216
  Retained earnings....................      87,339         --            87,339
  Accumulated other comprehensive
   loss................................        (565)        --              (565)
                                         ----------   --------        ----------
    Total stockholders' equity.........     397,016         --           397,016
                                         ----------   --------        ----------
    Total liabilities and stockholders'
     equity............................  $1,212,211   $(14,522)       $1,197,689
                                         ==========   ========        ==========

    The accompanying notes are an integral part of these unaudited pro forma financial statements.

                       BUILDING ONE SERVICES CORPORATION

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1998
                     (in thousands, except per share data )

                                       1998        1999
                          Building  Acquisition Acquisition  Pro Forma
                            One      Companies   Companies  Adjustments    Pro Forma
                          --------  ----------- ----------- -----------    ----------
REVENUES................  $809,601   $502,663    $292,072      $   --      $1,604,336
COST OF SERVICES........   636,225    411,042     228,868          --       1,276,135
                          --------   --------    --------    --------      ----------
  Gross profit..........   173,376     91,621      63,204          --         328,201
SELLING, GENERAL AND
 ADMINISTRATIVE
 EXPENSES...............   100,539     71,137      50,853     (39,546)(a)     182,983
AMORTIZATION OF GOODWILL
 .......................     7,653        234          --       9,792 (b)      17,679
                          --------   --------    --------    --------      ----------
  Income from
   operations...........    65,184     20,250      12,351      29,754         127,539
OTHER INCOME (EXPENSE):
  Interest expense......    (1,054)    (1,835)       (942)    (47,231)(c)     (51,062)
  Interest income.......    19,373      1,852         480     (21,705)(d)          --
  Other.................        80      1,455         292       1,950 (e)       3,777
                          --------   --------    --------    --------      ----------
    Income before income
     tax provision......    83,583     21,722      12,181     (37,232)         80,254
INCOME TAX PROVISION....    36,120      6,550       1,547      (5,446)(f)      38,771
                          --------   --------    --------    --------      ----------
NET INCOME..............  $ 47,463   $ 15,172    $ 10,634    $(31,786)     $   41,483
                          ========   ========    ========    ========      ==========
NET INCOME PER SHARE--
 BASIC..................  $   1.19                                         $     1.57 (g)
                          ========                                         ==========
WEIGHTED AVERAGE
 SHARES--BASIC..........    39,908                                             26,357 (g)
                          ========                                         ==========
NET INCOME PER SHARE--
 DILUTED................  $   1.16                                         $     1.47 (g)
                          ========                                         ==========
WEIGHTED AVERAGE
 SHARES--DILUTED........    40,928                                             31,538 (g)
                          ========                                         ==========


    The accompanying notes are an integral part of these unaudited pro forma financial statements.

                       BUILDING ONE SERVICES CORPORATION

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                     (in thousands, except per share data)

                                          1999
                            Building   Acquisition  Pro Forma
                              One       Companies  Adjustments   Pro Forma
                           ----------  ----------- -----------   ----------
REVENUES ................  $1,265,521    $97,966     $    --     $1,363,487
COST OF SERVICES ........   1,011,305     73,902          --      1,085,207
                           ----------    -------     -------     ----------
  Gross profit ..........     254,216     24,064          --        278,280
SELLING, GENERAL AND
 ADMINISTRATIVE
 EXPENSES................     145,863     22,147     (10,679)(a)    157,331
RESTRUCTURING &
 RECAPITALIZATION
 CHARGES.................       8,020         --          --          8,020
AMORTIZATION OF
 GOODWILL................      11,511         --       1,748 (b)     13,259
                           ----------    -------     -------     ----------
  Income from
   operations............      88,822      1,917       8,931         99,670
OTHER INCOME (EXPENSE):
  Interest expense.......     (21,279)      (183)    (16,835)(c)    (38,297)
  Interest income........       4,674        213      (4,887)(d)         --
  Other..................         128        252         131 (e)        511
                           ----------    -------     -------     ----------
    Income before income
     tax provision.......      72,345      2,199     (12,660)        61,884
INCOME TAX PROVISION.....      32,261      1,378      (4,895)(f)     28,744
                           ----------    -------     -------     ----------
NET INCOME ..............  $   40,084    $   821     $(7,765)    $   33,140
                           ==========    =======     =======     ==========
NET INCOME PER SHARE--
 BASIC...................  $     1.14                            $     1.26 (g)
                           ==========                            ==========
WEIGHTED AVERAGE SHARES--
 BASIC...................      35,311                                26,357 (g)
                           ==========                            ==========
NET INCOME PER SHARE--
 DILUTED.................  $     1.08                            $     1.17 (g)
                           ==========                            ==========
WEIGHTED AVERAGE SHARES--
DILUTED..................      38,900                                31,538 (g)
                           ==========                            ==========


    The accompanying notes are an integral part of these unaudited pro forma financial statements.

                       BUILDING ONE SERVICES CORPORATION

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

1. BACKGROUND

   The respective results of operations for the 1998 Acquisition Companies from January 1, 1998 to the dates of the acquisitions were combined with the actual results of operations of the Company and the 1999 Acquisition Companies for the twelve months ended December 31, 1998 and the nine months ended September 30, 1999 to determine the pro forma results of operations for the twelve months ended December 31, 1998.

   The respective results of operations for the 1999 Acquisition Companies from January 1, 1999 to the dates of acquisition were combined with the actual results of operations of Building One for the nine months ended September 30, 1999 to determine the pro forma results of operations for the nine months ended September 30, 1999.

2. ACQUISITIONS

   The results of operations of the acquired businesses are included in the actual results of operations of Building One from the date of acquisition, and the historical balance sheet at September 30, 1999 includes the acquisitions completed by Building One to date. With the exception of the 3 companies acquired during 1998 which were accounted for under the pooling-of-interests method of accounting (the "1998 Pooled Companies"), all acquisitions are accounted for as purchases. The cash consideration associated with the acquisition of the 1999 Acquisition Companies was provided by borrowings under a revolving credit facility.

   Several former owners of the acquired companies have the ability to receive additional amounts of purchase price, payable in cash and common stock in 1999 through 2001, contingent upon the occurrence of future events. Building One will record such contingent consideration as additional purchase price when earned. Building One currently estimates the unearned contingent consideration under these agreements to approximate $85.0 million in cash and shares of common stock as of September 30, 1999.

3. UNAUDITED PRO FORMA BALANCE SHEET ADJUSTMENTS

   The following summarizes unaudited pro forma combined balance sheet adjustments:

     a) Records the utilization of cash on hand at September 30, 1999 to reduce borrowings in connection with acquisitions under the revolving credit facility.

     b) Records the refinancing of debt assumed and outstanding at September 30, 1999 in connection with acquisitions completed prior to that date through borrowings under the revolving credit facility.

     c) Records the funding of amounts due to related parties at September 30, 1999 in connection with acquisitions completed prior to that date through borrowings under the revolving credit facility.

4. UNAUDITED PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS

   The following summarizes unaudited pro forma combined statement of operations adjustments:

     a) Reflects the prospective reduction in salaries, bonuses and benefits to the owners of the acquired companies to which they have agreed. These reductions in salaries, bonuses and benefits are in accordance with the terms of the employment agreements. Such employment agreements are primarily for three years, contain restrictions related to competition and provide severance for termination of employment in certain circumstances. Also reflects the reduction in one-time non-recurring acquisition costs related to the 1998 Pooled Companies. These costs consist of legal, accounting and broker fees.

     b) Reflects the amortization of goodwill to be recorded as a result of the acquisitions over a 40-year estimated life.

                       BUILDING ONE SERVICES CORPORATION

     c) Represents the adjustment necessary to reflect interest expense related to borrowings under the Revolving and Term Credit Facility, Senior Subordinated Notes and Convertible Junior Subordinated Notes to finance the tender offer and to fund the cash portion of the purchase price and the assumption of debt related to the 1999 Acquisition Companies. A summary of the historical and pro forma debt outstanding and a summary of the pro forma interest expense (including amounts recognized in the historical financial statements) assuming the acquisitions occurred on January 1, 1998, follows in Note 5.

     d) Reflects the reduction to historical interest income related to existing and acquired cash, all of which is assumed to be used for the acquisition of the 1998 and 1999 Acquisition Companies.

     e) Reflects the elimination of minority interest associated with the acquisition of the remaining 50% interest of a company that was originally 50% owned by Building One.

     f) Reflects the incremental provision for federal and state income taxes relating to the compensation differential and other pro forma adjustments discussed in this Note 4 as well as income taxes on S Corporation earnings.

                       BUILDING ONE SERVICES CORPORATION

     g) The calculation of the weighted average shares outstanding and the basic and diluted earnings per share include the following (in thousands, except per share amounts):

                                                               Nine Months
                                                Twelve Months     Ended
                                                    Ended     September 30,
                                                December 31,      1999
                                                    1998      -------------
                                                -------------
      Weighted Average Shares Outstanding:
      Weighted average shares outstanding--
       basic..................................      26,357        26,357
      Incremental effect of conversion of
       Convertible Junior Subordinated
       Debentures.............................       4,586         4,586
      Incremental effect of contingently
       issuable shares........................         443           443
      Incremental effect of options and
       warrants on shares outstanding.........         152           152
                                                  --------      --------
      Weighted average shares outstanding--
       diluted................................      31,538        31,538
                                                  ========      ========
      Net of Tax Interest Effect for
       Convertible Junior Subordinated Debentures:
      Principal of Convertible Junior
       Subordinated Debentures................    $103,190      $103,190
      Annual interest at 7.5%.................       7,739         7,739
      Percentage of year......................         100%           75%
                                                  --------      --------
      Interest at coupon rate.................       7,739         5,804
      Amortization of deferred issue costs....         356           267
                                                  --------      --------
      Interest on Convertible Junior
       Subordinated Debentures................       8,095         6,071
      One minus tax rate......................          61%           61%
                                                  --------      --------
      Net of tax interest cost................    $  4,938      $  3,703
                                                  ========      ========
      Basic Earnings Per Share:
      Net income..............................    $ 41,483      $ 33,140
      Basic weighted average shares
       outstanding............................      26,357        26,357
                                                  --------      --------
      Basic earnings per share................    $   1.57      $   1.26
                                                  ========      ========
      Diluted Earnings Per Share:
      Net Income..............................    $ 41,483      $ 33,140
      Interest expense on Convertible Junior
       Subordinated Debentures, net of tax....       4,938         3,703
                                                  --------      --------
      Net income on an if-converted basis.....    $ 46,421      $ 36,843
      Diluted weighted average shares
       outstanding............................      31,538        31,538
                                                  --------      --------
      Diluted earnings per share..............    $   1.47      $   1.17
                                                  ========      ========

                       BUILDING ONE SERVICES CORPORATION

5. UNAUDITED PRO FORMA INTEREST EXPENSE (in thousands)

                                                                                    Interest Expense
                                                                               -------------------------------
                                                    September 30,              Twelve Months      Nine Months
                                                      1999 Pro                     Ended             Ended
                          September 30,  Pro Forma      Forma     Interest     December 31,      September 30,
                          1999 Balances Adjustments   Balances      Rate           1998              1999
                          ------------- ----------- ------------- --------     -------------     -------------
Short -Term Senior Debt:
 Historical September
  30, 1999 short-term
  debt..................    $  3,106     $ (3,106)    $     --                    $    --           $    --
                            --------     --------     --------                    -------           -------
   Total short-term
    senior debt/interest
    expense.............    $  3,106     $ (3,106)    $     --                    $    --           $    --
                            ========     ========     ========                    =======           =======
Long-Term Senior Debt:
 Historical September
  30, 1999 Revolving
  Credit Facility.......    $116,500     $ (8,107)    $108,393      7.73%(i)      $ 8,379           $ 6,284
 Historical September
  30, 1999 Term Credit
  Facility..............     124,375           --      124,375      7.73%(i)        9,614             7,211
 Historical September
  30, 1999 other long-
  term debt.............       2,332       (2,332)          --                         --                --
 Refinance short-term
  debt..................          --        3,106        3,106      7.73%(i)          240               180
 Commitment Fees........          --           --           --                        568 (iv)          426
 Amortization of
  deferred debt issue
  costs.................          --           --           --                      1,889 (v)         1,417
                            --------     --------     --------                    -------           -------
   Total long-term
    senior debt/interest
    expense.............    $243,207     $ (7,333)    $235,874      8.77%         $20,690           $15,518
                            ========     ========     ========     ======         =======           =======
Long-Term Senior
 Subordinated Debt:
 Historical September
  30, 1999 Senior
  Subordinated Notes....    $200,000     $     --     $200,000     10.50%(ii)     $21,000           $15,750
 Discount/amortization
  on issuance of Senior
  Subordinated Notes....      (4,320)          --       (4,320)                       451 (vi)          338
 Amortization of
  related deferred debt
  issue costs...........          --           --           --                        825 (vii)         619
                            --------     --------     --------                    -------           -------
   Total long-term
    senior subordinated
    debt/interest
    expense.............    $195,680     $     --     $195,680     11.38%         $22,276           $16,707
                            ========     ========     ========     ======         =======           =======
Long-Term Convertible
 Junior Subordinated
 Debt:
 Historical September
  30, 1999 Convertible
  Junior Subordinated
  Debentures.............    $103,190     $    --     $103,190      7.50%(iii)    $ 7,739           $ 5,804
 Amortization of
  related deferred debt
  issue costs...........          --           --           --                        357 (viii)        268
                            --------     --------     --------                    -------           -------
   Total long-term
    convertible junior
    subordinated
    debt/interest
    expense.............    $103,190     $     --     $103,190      7.85%         $ 8,096           $ 6,072
                            ========     ========     ========     ======         =======           =======
Total debt/interest
 expense................    $545,183     $(10,439)    $534,744      9.55%         $51,062           $38,297
                            ========     ========     ========     ======         =======           =======

--------
(i)    Represents the current borrowing rates under the BOSC Credit Facility.
(ii)   Represents the coupon interest rate for the Senior Subordinated
       Debentures.
(iii) Represents the coupon interest rate for the Convertible Junior Subordinated Debentures.
(iv) Represents commitment fees on unused capacity on the BOSC Credit Facility at an annual rate of 0.5%.
(v) Represents amortization of deferred debt issue costs over the remaining life of the BOSC Credit Facility.
(vi) The Senior Subordinated Notes were issued at 97.746%, or a discount of $4,508, which is being amortized to interest expense over the ten-year life of these notes.
(vii) Represents amortization of deferred debt issue costs over the ten-year life of these Senior Subordinated Notes.
(viii) Represents amortization of deferred debt issue costs over the thirteen-year life of these Convertible Junior Subordinated Debentures.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                GROUP MAINTENANCE AMERICA CORP.

                                By: /s/ Daniel W. Kipp
                                   -------------------------------
                                        Daniel W. Kipp
                                     Senior Vice President
                                    and Chief Accounting Officer
                                 (Principal Accounting Officer)

Date: November 24, 1999

                               INDEX OF EXHIBITS


23.1      Consent of PricewaterhouseCoopers LLP

23.2      Consent of Fraizer & Deeter, LLC

23.3      Consent of Schenck & Associates SC